FILED PURSUANT TO RULE 424(b)(3) SEC FILE NUMBER 333-153105
PROSPECTUS	DECEMBER 18, 2008

RUBY CREEK RESOURCES INC.
Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada, V6C 1T2

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of the stockholders of Ruby Creek Resources Inc. will be held on January 13, 2009, at 10:00 a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7, for the purpose of:

  voting upon a proposal to change the jurisdiction of incorporation of our company from British Columbia (Canada) to Nevada (the "Continuation"); and

  voting upon a proposal to change our company's authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share (the "Change in Authorized Share Capital").

The Continuation and the Change in Authorized Share Capital will be accomplished through the adoption by Ruby Creek Resources Inc. stockholders of certain resolutions and a plan of continuation under Section 308 of the Business Corporations Act (British Columbia) which will authorize Ruby Creek Resources Inc. to complete the Continuation. If Ruby Creek Resources Inc. completes the Continuation, Ruby Creek Resources Inc. will be continued under the Nevada Revised Statutes and will cease to be incorporated in British Columbia and, as a result, will be governed by the Nevada Revised Statutes. Only stockholders of record at the close of business on December 17, 2008 are entitled to notice of and to vote at the meeting. Stockholders of record may be entitled to appraisal rights of the fair value of their shares. If you do not expect to attend in person, please sign and return the enclosed proxy card.

By Order of the Board of Directors of Ruby Creek Resources Inc.,

"Brian Roberts"

Brian Roberts
President, Chief Executive Officer, Principal Executive Officer and a Director

RUBY CREEK RESOURCES INC.
Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada, V6C 1T2

LETTER TO STOCKHOLDERS RESPECTING SPECIAL MEETING

December 18, 2008

Dear Ruby Creek Resources Inc. stockholder:

You are cordially invited to attend a special meeting of stockholders to be held on January 13, 2009, at 10:00 a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. The purpose of the meeting is to allow you to vote on special resolutions with respect to:

  a proposal to change the jurisdiction of incorporation of our company from British Columbia (Canada) to Nevada (the "Continuation"); and

  a proposal to change our company's authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share (the "Change in Authorized Share Capital").

Our proposed continuation resolutions that would change Ruby Creek Resources Inc.'s domicile from British Columbia to Nevada (the "Continuation"). If we complete the Continuation, our company will be governed by the Nevada Revised Statutes.

Our Board of Directors has declared the Continuation and the Change in Authorized Share Capital advisable and recommends that you vote in favour of the Continuation of Ruby Creek Resources Inc. from British Columbia to Nevada and the Change Authorized Share Capital. Our officers and directors, who currently hold approximately 26.4% of our outstanding shares, have indicated that they intend to vote for the approval of the Continuation and the Change in Authorized Share Capital. We are calling a special meeting of the stockholders to vote on the Continuation and the Change in Authorized Share Capital and are soliciting proxies for use at the meeting. The record date for voting at the meeting is December 17, 2008. Stockholders of record may be entitled to appraisal rights of the fair value of their shares if they vote against the Continuation and/or the Change in Authorized Share Capital.

SEE "RISK FACTORS," BEGINNING ON PAGE 8 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONTINUATION AND THE OWNERSHIP OF COMMON SHARES IN RUBY CREEK RESOURCES INC.

This proxy statement/prospectus is first being mailed to holders of Ruby Creek Resources Inc. common stock on or about December 23, 2008.

PLEASE NOTE THAT NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE. THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT RUBY CREEK RESOURCES INC. THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF RUBY CREEK RESOURCES INC. COMMON STOCK UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO RUBY CREEK RESOURCES INC. AT THE FOLLOWING ADDRESS:

Ruby Creek Resources Inc.
Attn: Brian Roberts, President & Chief Executive Officer
Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada, V6C 1T2
(604) 633-9768

TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST THIS INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

Sincerely,

"Brian Roberts"
Brian Roberts
President, Chief Executive Officer, Principal Executive Officer and a Director

TABLE OF CONTENTS

Item	Page
SUMMARY	1
SUMMARY FINANCIAL INFORMATION	6
RISK FACTORS	8
CONTINUATION AND CHANGE IN AUTHORIZED SHARE CAPITAL PROPOSALS	14
VOTING AND PROXY INFORMATION	17
DISSENTERS' RIGHTS	19
MATERIAL UNITED STATES INCOME TAX CONSEQUENCES	23
MATERIAL CANADIAN INCOME TAX CONSEQUENCES	26
COMPARATIVE RIGHTS OF STOCKHOLDERS	27
ACCOUNTING TREATMENT	37
APPLICATION OF SECURITIES LAWS	37
DESCRIPTION OF BUSINESS	38
DESCRIPTION OF PROPERTIES	42
LEGAL PROCEEDINGS	42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	42
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	48
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	48
EXECUTIVE COMPENSATION	50
RELATED PARTY TRANSACTIONS	51
SECURITY OWNERSHIP	53
DESCRIPTION OF CAPITAL STOCK	53
EXPERTS	54
LEGAL MATTERS	55
AVAILABLE INFORMATION	55
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	56
FINANCIAL STATEMENTS	56

APPENDIX A - Form of Special Resolutions
APPENDIX B - Plan of Conversion
APPENDIX C - Form of Articles of Conversion
APPENDIX D - Form of By Laws of Ruby Creek Resources Inc., a Nevada corporation
APPENDIX E - Division 2 of Part 8 (ss. 237 to 247) of the British Columbia Business Corporations Act.

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT THE SYMBOL "CDN$" REFERS TO CANADIAN DOLLARS AND THE SYMBOL "$" REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO "THE COMPANY", "OUR COMPANY", "RUBY CREEK", "WE" AND "OUR" REFER TO RUBY CREEK RESOURCES INC.

Ruby Creek Resources Inc.

We were incorporated on May 3, 2006 under the laws of the Province of British Columbia, Canada. On July 15, 2006 we acquired an option to acquire a group of eight mining exploration claims located in north western British Columbia. The property is also known as the More Creek property. To date, we have not discovered an economically viable mineral deposit on the optioned mineral properties, and there is no assurance that we will discover one.

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on any of our optioned mining properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.

Our office is located at Suite 400, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2; our telephone number is (604) 633-9768.

We are currently incorporated under the corporate laws of British Columbia, Canada. We are proposing to change our jurisdiction of incorporation from British Columbia to Nevada through a process known as a conversion under Nevada corporate law, and known as a continuation under Canada corporate law (the "Continuation" or the "Conversion"). A continuation or conversion is a process by which a corporation which is not incorporated under the laws of Nevada may change its jurisdiction of incorporation to Nevada. Under the Nevada Revised Statutes, if the laws of its home jurisdiction allow for it, a company may be "converted" to a Nevada corporation by filing Articles of Conversion with the Nevada Secretary of State under the Nevada Revised Statutes. In order to give effect to the Continuation, our board of directors has adopted a plan of conversion (the "Plan of Conversion") and has recommended that stockholders approve and adopt this Plan of Conversion. After the completion of the Continuation, Ruby Creek will be a Nevada corporation governed by the Nevada Revised Statutes. We will continue to conduct the business in which we are currently engaged. The Continuation will not result in any material effect on our operations. The business and operations of Ruby Creek following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of British Columbia but will be subject to the Nevada Revised Statutes. Upon effectiveness of the Continuation, Ruby Creek (Nevada) will be liable for all the debts and obligations of Ruby Creek (BC), and the officers and directors of Ruby Creek (BC) will become the officers and directors of Ruby Creek (Nevada). The differences between the laws will not materially affect our business but will affect certain of your rights as a stockholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under the section of this proxy statement/prospectus entitled "Comparative Rights of Stockholders".

In addition, we are proposing to change our authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share (the "Change in Authorized Share Capital"). The purpose of this proposed Change in Authorized Share Capital is to comply with Nevada corporate law and practice, which we believe does not provide for unlimited authorized share capital.

As such, if our shareholders approve the proposed Continuation but do not approve the proposed Change in Authorized Share Capital, we will not be able to complete the Continuation to Nevada. However, if our shareholders approve the proposed Change in Authorized Share Capital but do not approve the proposed Continuation, we plan to complete the Change in Authorized Share Capital. As more fully set forth herein, we recommend that our shareholders approve both proposals so that we can complete both the Continuation Change in Authorized Share Capital as proposed.

Reference in this proxy statement/prospectus to "Ruby Creek (BC)" are to Ruby Creek Resources Inc., a British Columbia corporation, as we are currently incorporated. Reference to "Ruby Creek (Nevada)" are to Ruby Creek Resources Inc., a Nevada corporation, as we would be continued/converted under Nevada Revised Statutes if the Continuation is approved by our stockholders.

The special meeting

Matters to be voted on

Ruby Creek stockholders will be asked to approve (i) the Plan of Conversion and the Continuation and (ii) the Change in Authorized Share Capital by way of special resolutions. The complete text of the proposed special resolutions to be considered at our special meeting is attached to this proxy statement/prospectus as Appendix A (the "Special Resolutions"). The Continuation will have the effect of changing our domicile from British Columbia to Nevada. The Plan of Conversion is referred to in the Special Resolutions and is attached hereto as Appendix B. The forms of the Articles of Conversion and Bylaws to be adopted by the Ruby Creek (Nevada) are attached hereto respectively as Appendix C and Appendix D.

Vote needed to approve the Continuation

Pursuant to our Articles, approval of the Continuation and the Change in Authorized Share Capital requires the affirmative vote of 2/3 of the votes cast on the special resolutions with respect to such matters at a meeting at which a quorum is present (in person or by proxy). The directors and executive officers of Ruby Creek together directly own approximately 26.4% of the total number of outstanding shares of Ruby Creek common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the Continuation and the Change in Authorized Share Capital.

Factors you should consider

Reasons for the Continuation

We believe that it is in the best interests of Ruby Creek to become a Nevada corporation because the Company is quoted on the Over-the-Counter Bulletin Board in the United States, and we believe that incorporation in a U.S. jurisdiction rather than in a Canadian jurisdiction will enable us to reach a larger capital market of investors (both in the United States and outside the United States) who are more familiar with investing in U.S. companies rather than Canadian companies.

Reasons for the Change in Authorized Share Capital

We believe that it is in the best interests of Ruby Creek to change its authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share. The purpose of this proposed Change in Authorized Share Capital is to comply with Nevada corporate law and practice, which we believe does not provide for unlimited authorized share capital.

As such, if our shareholders approve the proposed Continuation but do not approve the proposed Change in Authorized Share Capital, we will not be able to complete the Continuation to Nevada. However, if our shareholders approve the proposed Change in Authorized Share Capital but do not approve the proposed Continuation, we plan to complete the Change in Authorized Share Capital. We recommend that our shareholders approve both proposals so that we can complete both the Continuation Change in Authorized Share Capital as proposed.

Risk factors which may affect your vote

Factors such as possible adverse tax consequences of our common stock following the Continuation may affect your vote on the Continuation and your interest in owning Ruby Creek common shares. In evaluating the merits of the proposed Continuation and Change in Authorized Share Capital, you should carefully consider the risk factors and the other information included in this proxy statement/prospectus.

You are entitled to dissent from the proposed Continuation, and, as a dissenter, to tender your shares and receive the "fair value" that your shares had immediately before the passing of the resolution to approve the Continuation.

Certain tax consequences

The following is a brief summary of certain tax consequences relating to the Continuation. Stockholders are urged to consult their own tax advisers with respect to their particular circumstances. This summary is subject to the more detailed discussion of the factors affecting the tax consequences for stockholders as set out under the sections of this proxy statement/prospectus entitled "Material United States Income Tax Consequences" and "Material Canadian Income Tax Consequences".

Canadian tax consequences

You are urged to consult your tax advisor to determine whether there will be any Canadian tax consequences to you as a result of the Continuation, based on your particular circumstances.

Under the Income Tax Act (Canada) (the "Canadian Tax Act"), the change in Ruby Creek's residence from Canada to the United States will cause Ruby Creek's tax year to end immediately before the Continuance, and a new tax year to begin at the time of the Continuance. In addition, Ruby Creek will be deemed to have disposed of all of its assets immediately before the Continuation for proceeds of disposition equal to the fair market value of the assets at that time. This deemed disposition may cause Ruby Creek to incur Canadian tax liability on the basis of any resulting deemed gains and income. Furthermore, Ruby Creek will be subject to rules under the Canadian Tax Act imposing a separate corporate tax on corporations ceasing to be resident in Canada. Management believes that there should not be material income realized or material net tax payable as a result of the Continuance.

Canadian shareholders should not be considered to have disposed of their shares for purposes of the Canadian Tax Act by reason only of the Continuance. Accordingly, the Continuance should not cause these shareholders to realize a capital gain or loss on their shares for purposes of the Canadian Tax Act. Following the Continuance, any dividends received by a Canadian shareholder on the shares of Ruby Creek will not be eligible for the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations. In addition, to the extent that United States withholding taxes are imposed on dividends paid by Ruby Creek to Canadian shareholders, shareholders will generally seek to claim a foreign tax credit against their Canadian income tax.

Please refer to the section of this proxy statement/prospectus entitled "Material Canadian Income Tax Consequences" for a more detailed discussion of Canadian tax consequences.

United States tax consequences

You are urged to consult your tax advisor to determine whether there will be any United States tax consequences to you as a result of the Continuation, based on your particular circumstances.

Neither Ruby Creek Resources Inc., the British Columbia corporation (which we refer to as Ruby Creek Canada), nor Ruby Creek Resources Inc., the Nevada corporation (which we refer to as Ruby Creek Nevada), should recognize gain or loss for U.S. federal income tax purposes as a result of the Continuation. Any U.S. holder that owns, directly or through attribution, 10 percent or more of the combined voting power of all classes of the stock of Ruby Creek Canada (which we refer to as a 10 percent Shareholder) will have to recognize a deemed dividend on the Continuation equal to the U.S. holder's allocable share of Ruby Creek Canada's "all earnings and profits amount," within the meaning of Treasury Regulation Section 1.367(b)-2. Any U.S. holder that is not a 10 percent Shareholder and whose shares have a fair market value of less than $50,000 on the date of the Continuation should recognize no gain or loss as a result of the Continuation. A U.S. holder that is not a 10 percent Shareholder but whose shares of Ruby Creek Canada have a fair market value of at least $50,000 on the date of the Continuation must generally recognize gain (but not loss) as a result of the Continuation equal to the difference between the fair market value of the Ruby Creek Nevada stock received in the Continuation over the holder's tax basis in its Ruby Creek Canada stock. Instead of recognizing gain, however, such a holder may elect to include in income as a deemed dividend the "all earnings and profits amount" attributable to its shares of Ruby Creek Canada (which we refer to as a Deemed Dividend Election). Ruby Creek Canada has not undertaken an analysis of whether or not it has an "all earnings and profits amount."

A U.S. holder's tax basis in its Ruby Creek Nevada shares will equal the holder's tax basis in its Ruby Creek Canada shares, increased by any gain recognized as a result of the Continuation or the amount of the "all earnings and profits amount" included in income by the U.S. holder. A U.S. holder's holding period for its shares in Ruby Creek Nevada will include its holding period in its shares of Ruby Creek Canada.

For a more detailed discussion of United States federal tax consequences, please see the section of this proxy statement/prospectus entitled "Material United States Income Tax Consequences".

How the Continuation will affect your rights as a stockholder

You will continue to hold the same shares you now hold following the Continuation of the company to Nevada. However, the rights of stockholders under British Columbia law differ in certain substantive ways from the rights of stockholders under the Nevada Revised Statutes. Examples of some of the changes in stockholder rights which will result from the Continuation are:

  Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under British Columbia law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

  Under Nevada law, an amendment to a corporation's articles of incorporation requires approval by vote of the holders of a majority of the outstanding stock. Under British Columbia law, an amendment to a corporation's charter requires approval by two-thirds majority of the stockholders present and entitled to vote at a meeting of stockholders at which a quorum is present (British Columbia law provides that as few as 5% of a company's shares may represent a quorum).

  Dissenter's rights are available to stockholders under more circumstances under British Columbia law than under Nevada law.

  Stockholders have a statutory oppression remedy under British Columbia law that does not exist under Nevada statute. This statutory oppression remedy is similar to the common law action in Delaware for breach of fiduciary duty. Although British Columbia law is unsettled in this area, the British Columbia most likely does not require stockholders to prove that the directors acted in bad faith.

  A director's liability may not be limited under British Columbia law as it may under Nevada law.

Price volatility

We cannot predict what effect the Continuation and/or the Change in Authorized Share Capital will have on our market price prevailing from time to time or the liquidity of our shares.

Accounting treatment of the Continuation

For United States accounting purposes, the Continuation of our company from a British Columbia corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Ruby Creek (Nevada) based on existing carrying values at the date of the exchange. The historical comparative figures of Ruby Creek will be those of Ruby Creek as a British Columbia company.

Reporting obligations under securities laws

We currently prepare our financial statements in accordance with United States Generally Accepted Accounting Principles ("US GAAP"). We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB and we will continue to do so after the Continuation, until we are required to file such reports on Form 10-K and Form 10-Q in accordance with the SEC's compliance date guidelines with respect to the required use of such forms by smaller reporting companies.

We believe that we currently meet the definition of a "foreign private issuer" in the United States under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the Continuation, however, we will not longer meet that definition. As a result, our directors, officers and 10% stockholders will be subject to the insider reporting requirements of Section 16(b) of the Exchange Act, and we will be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies but will apply to Ruby Creek upon completion of the Continuation.

Regulatory approvals

We will have to comply with Nevada and British Columbia regulatory requirements in order to complete the Continuation to Nevada and the Change in Authorized Share Capital. Our board of directors has approved the Plan of Conversion pursuant to which we will be converted into a corporation under the Nevada Revised Statutes. Our board of directors recommends the adoption of the Plan of Conversion and approval of the Change in Authorized Share Capital by the stockholders of the Company for the reasons set forth herein.

To receive the regulatory approvals required under Nevada law, we will have to:

  receive approval of the Plan of Conversion and the Change in Authorized Share Capital in accordance with our current British Columbia Articles, which require the affirmative vote of 2/3 of the votes cast at a shareholder meeting at which a quorum is present (our British Columbia Articles provide that the presence, in person or by proxy, of at least two shareholders representing at least 5% of all shares of common stock outstanding represented by stockholders of record will constitute a quorum);

  file Articles of Conversion with the Nevada Secretary of State setting out, among other things, the Plan of Conversion; and

  pay a filing fee of $350 to the Nevada Secretary of State.

To receive the regulatory approvals required under British Columbia law, we will have to apply for authorization from the British Columbia Registrar of Companies and file with the Registrar a copy of the receipt of filing issued by the Nevada Secretary of State with respect to the applicable Nevada filings.

Our Continuation to Nevada would become effective when we file Articles of Conversion with the Nevada Secretary of State.

Upon completion of the Continuation, our charter documents will be comprised of the Articles of Conversion and the Bylaws, in the forms attached hereto as Appendix C and Appendix D, respectively.

Authorized capital

The Articles of Conversion of Ruby Creek (Nevada), attached hereto as Appendix C, will provide that the authorized capital of the Ruby Creek (Nevada) will be 500,000,000 common shares with a par value of $0.001 per share. Ruby Creek (BC)'s articles of incorporation presently provide that our authorized capital is unlimited shares of common stock without par value. Accordingly, there will be a change in our authorized share capital as a result of the Continuation.

Our recommendations to stockholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the Board of Directors has approved the Plan of Conversion and the Continuation and the Change in Authorized Share Capital and recommends that stockholders of Ruby Creek vote FOR:

  approval of the Plan of Conversion and the Continuation; and

  approval of the Change in Authorized Share Capital

SUMMARY FINANCIAL INFORMATION

The following summary contains audited financial information for the years ended August 31, 2008 and 2007 from balance sheets and statements of operations data from the audited financial statements of Ruby Creek.

The information contained in the tables below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" herein below and the financial statements and accompanying notes included herein.

Our financial statements have been prepared in accordance with US GAAP. Results for the year ended August 31, 2008 are not necessarily indicative of the results that may be expected for any future period.

Balance Sheets
(Expressed in U.S. dollars)

	August 31, 2008 $	August 31, 2007 $
ASSETS

Current Assets
Cash	76,192	141,288
GST receivable	4,813	6,824

	81,005	148,112

Equipment, net of depreciation of $378 (2007: $140)	554	792
Interest in mineral properties	4,177	-

	85,736	148,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued liabilities	46,590	12,784
Due to related parties	113	113

	46,703	12,897

Stockholders' Equity

Common stock, unlimited number of shares authorized, no par value 8,337,001 (2007 - 8,337,001) shares issued and outstanding	280,200	280,200

Donated capital	3,000	3,000

Deficit accumulated during the exploration stage	(244,167)	(147,193)

	39,033	136,007

	85,736	148,904

Statements of Operations
(Expressed in U.S. dollars)
(Audited)

	For the Year Ended August 31, 2008 $	For the Year Ended August 31, 2007 $	For the Period from May 3, 2006 (Inception) to August 31, 2008 $

Expenses
Management services	13,945	37,854	53,299
Mineral property exploration costs	1,505	19,909	30,414
Office and general	8,511	8,291	18,471
Professional fees	72,250	64,414	144,191
Shareholder relations	1,500	1,216	2,716

Total expenses	97,711	131,684	249,091

Loss before other items	(97,711)	(131,684)	(249,091)

Interest income	737	4,187	4,924

Net loss	(96,974)	(127,497)	(244,167)

Net loss per share - basic and diluted	(0.01)	(0.02)

Weighted average number of common shares outstanding - basic and diluted	8,337,001	8,337,001

RISK FACTORS

An investment in Ruby Creek common stock involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus.

You should read the first set of risk factors in deciding whether to approve our Continuation from British Columbia to Nevada and the Change in Authorized Share Capital. You may also find it helpful to read the subsequent risk factors so you understand more clearly the risks associated with our business.

This proxy statement/prospectus contains statements that plan for or anticipate the future. We believe that some of these statements are "forward-looking" statements. Forward-looking statements include statements about the future of our industry, statements about future business plans and strategies, and most other statements that are not historical in nature. In this proxy statement/prospectus, forward-looking statements use words like "anticipate," "plan," "believe," "expect," and "estimate." However, because forward-looking statements involve future risks and uncertainties, there are factors, including those discussed below, that could cause actual results to differ materially from those expressed or implied. We have attempted to identify the major factors that could cause differences between actual and planned or expected results, but we may not have identified all of those factors. You therefore should not place undue reliance on forward-looking statements. Also, we have no obligation to publicly update forward-looking statements we make in this proxy statement/prospectus.

Risks related to the Continuation

Stockholders under the British Columbia Business Corporations Act have greater rights of dissent and appraisal than stockholders under the Nevada Revised Statutes, with the result that after we have continued to Nevada, stockholders ability to pursue such remedies will be limited.

Under the British Columbia Business Corporations Act, our stockholders have the right to dissent when we amend our articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Stockholders also have dissenters' rights when we propose to amend our articles to add, change or remove any restrictions on the business or businesses that we may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of our property, or carry out a going private or squeeze-out transaction. Once we continue to Nevada, stockholders ability to pursue such remedies will be limited to those remedies available under Nevada law.

The stock price of our common shares may be volatile. In addition, demand in Canada for our shares may be decreased by the change in domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the mining industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond our control, could have a material adverse effect on the market price of our shares. We cannot predict what effect, if any, the Continuation or the Change in Authorized Share Capital will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in Canada. The decrease may not be offset by increased demand for Ruby Creek's shares in the United States or elsewhere.

Risks associated with our company

If we do not obtain additional financing, our business plan will fail.

At August 31, 2008, we had cash of $76,192 and working capital of $34,302. Accordingly, we have insufficient funds to enable us to complete the second phase of our exploration program (at an estimated cost of approximately $15,000 to $18,000), and satisfy our on-going general and administrative expenses over the next twelve months (estimated at approximately $80,000). During the twelve-month period after the date hereof, we anticipate that we will not generate any revenues. As such, we will be required to obtain additional financing in order to complete our planned operations over the next twelve months plus the costs of phase three of our exploration program (at an estimated cost of approximately $70,000 to 93,000) and any additional exploration of our optioned mineral claims to determine whether any mineral deposit exists on these claims. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unable to obtain additional financing when needed, our business plan will fail.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We were incorporated on May 3, 2006, and to date have been involved primarily in organizational activities, evaluating resource projects and undertaking initial exploration work on our optioned mineral claims. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the optioned mineral claims that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you may lose your entire investment in our shares.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the property underlying our optioned mineral claims, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our optioned mineral claims, we will fail and you may lose your entire investment in our shares.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the our ability to continue as a going concern

We have incurred a net loss of $244,167 for the period from May 3, 2006 (inception) to August 31, 2008, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our optioned mineral claims. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for our fiscal year ended August 31, 2008. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

If our costs of exploration are greater than anticipated, then we will not be able to complete the exploration program for our optioned mineral claims without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our optioned mineral claims. We are proceeding to carry out an exploration program that has been recommended in a geological report dated October 15, 2006 that we obtained on our optioned mineral claims. This exploration program outlines a budget for completion of the recommended exploration program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We are in the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of minerals on our optioned mineral claims. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of minerals our optioned mineral claims. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the optioned mineral claims that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our optioned mineral claims, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our shares.

If we discover commercial reserves of precious metals on the property underlying our optioned mineral claims, we can provide no assurance that we will be able to successfully advance the mineral claims into commercial production.

The property underlying our optioned mineral claims does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the optioned mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose your entire investment in our shares.

Because access to our optioned mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to our optioned mineral claims is restricted to the period between late November extending into late April of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the optioned mineral claims are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment in our shares.

As we undertake exploration of our optioned mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. In addition, environmental assessments of proposed projects carry a heightened degree of responsibility for us and our directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on our financial condition. Furthermore, environmental hazards may exist on the property underlying our optioned mineral claims that are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property underlying our optioned mineral claims, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on our operations and profitability. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

If we do not obtain clear title to our optioned mineral claims, our business may fail.

While we have received proof of current title ownership in the name of the mineral claim optionor, this should not be construed as a guarantee of title. The property underlying our optioned mineral claims may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we are unable to obtain clear title you may lose your entire investment in our shares.

We are subject to risks inherent in the mining industry and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

The business of mining for metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

If we do not find a joint venture partner for the continued development of our optioned mineral claims, we may not be able to advance our exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a partner for the further exploration and possible production of our optioned mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a partner. The possible partner could have a limited ability to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mineral claims to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you will lose your entire investment in our shares.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us. In particular, our success is highly dependant upon the efforts of our President and Chief Executive Officer, our Secretary, Treasurer and Chief Financial Officer and our directors, the loss of whose services would have a material adverse effect on our success and development.

Because our executive officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our executive officers are each spending only approximately 10% to 20% of their business time on providing management services to us. While our officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Risks related to our common stock

There is no significant trading market for our common stock as yet and if a market for our common stock does not develop, our investors will be unable to sell their shares.

We currently have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board under the trading symbol RBYCF. The trading market for our common stock has not yet developed to any significant level. We cannot provide our investors with any assurance that a significant public market will materialize for our common stock. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock is subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our stock is quoted on the OTC Bulletin Board of FINRA, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

CONTINUATION AND CHANGE IN AUTHORIZED SHARE CAPITAL PROPOSALS

Continuation Proposal

Background

The Board of Directors of Ruby Creek has determined that it is advisable for Ruby Creek to continue from British Columbia to Nevada. Management has determined that a Continuation will be the most effective means of achieving the desired change of domicile. Nevada corporate law allows a corporation that is incorporated under the laws of another jurisdiction to convert to a Nevada corporation, provided that the law of the jurisdiction of the converting entity permits it. British Columbia corporate law allows a corporation that is incorporated under British Columbia law to convert into a foreign entity pursuant to a conversion approved by special resolution of its stockholders.

Under the proposed Continuation, if Ruby Creek (BC)'s stockholders approve a special resolution to authorize the Continuation and the British Columbia Registrar of Companies authorizes the Continuation, then Articles of Conversion and constituent documents of the new Nevada company will be filed with the Secretary of State of Nevada. The Company must then submit all documentation filed with Nevada to the British Columbia Registrar of Companies. As a result, Ruby Creek will be continued as a Nevada corporation and will be governed by the laws of Nevada. The assets and liabilities of the Nevada corporation immediately after the Continuation will be identical to the assets and liabilities of the British Columbia company immediately prior to the Continuation. The current officers and directors of the British Columbia company will be the officers and directors of the British Columbia corporation. The change of domicile will not result in any material change to the business of Ruby Creek and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of Ruby Creek common stock will become one share of the Nevada corporation. The change in domicile will, however, result in changes in the rights and obligations of current Ruby Creek stockholders under applicable corporate laws. For an explanation of these differences see the section of this proxy statement/prospectus entitled "Comparative Rights of Stockholders". In addition, the Continuation may have material tax consequences to stockholders which may or may not be adverse to any particular stockholders depending on the stockholder's particular circumstances. For a more detailed explanation of the tax consequences, see the sections of this proxy statement/prospectus entitled "Material United States Income Tax Consequences" and "Material Canadian Income Tax Consequences".

Pursuant to Section 308 of the Business Corporations Act (British Columbia), the board of directors of Ruby Creek has adopted the Plan of Conversion, which will be voted upon by the stockholders of Ruby Creek Resources Inc., the effect of which will be to change the domicile of Ruby Creek from British Columbia to Nevada. Such resolution shall be submitted to the stockholders of Ruby Creek at the special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, at least 21 days prior to the date of the meeting. At the meeting, if a quorum is present (in person or by proxy) the Plan of Conversion shall be considered and a vote taken for its adoption or rejection. If a two-thirds majority of the stockholders present (in person or by proxy) and entitled to vote at the meeting for the adoption of the Plan of Conversion, we will then file Articles of Conversion with the Secretary of State of Nevada. The current officers and directors of the British Columbia company will be the officers and directors of the Nevada company. Upon the filing of the Articles of Conversion in accordance with the Nevada Revised Statutes 92A.205 and payment to the Nevada Secretary of State of all fees prescribed by Nevada Revised Statutes 92A.210, together with the compliance with all other requirements, the Continuation shall become effective in accordance with the Nevada Revised Statutes 92A.240.

Reasons for the change in domicile

We believe that it is in the best interests of Ruby Creek to become a Nevada corporation because the Company is quoted on the Over-the-Counter Bulletin Board in the United States, and we believe that incorporation in a U.S. jurisdiction rather than in a Canadian jurisdiction will enable us to reach a larger capital market of investors (both in the United States and outside the United States) who are more familiar with investing in U.S. companies rather than Canadian companies.

Charter Documents following the Continuation

Upon completion of the Continuation, our charter documents will be comprised of the Articles of Conversion and the Bylaws, in the forms attached hereto as Appendix C and D, respectively.

Financial Statement Reporting

Ruby Creek (BC) is currently a reporting issuer in the United States that prepares its financial statements in accordance with US GAAP and files its audited annual financial statements with the SEC on Form 10-KSB and its unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB. As a result of the Continuation, Ruby Creek (Nevada) will be a reporting issuer in the United States and will comply with such reporting obligations. Ruby Creek (Nevada) will file its annual financial statements with the SEC on Form 10-K and its unaudited interim financial statements with the SEC on Form 10-Q in accordance with the SEC's compliance date guidelines with respect to the required use of such forms by smaller reporting companies.

Change in Authorized Share Capital Proposal

We believe that it is in the best interests of Ruby Creek to change its authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share. The purpose of this proposed Change in Authorized Share Capital is to comply with Nevada corporate law and practice, which we believe does not provide for unlimited authorized share capital.

The Articles of Conversion of Ruby Creek (Nevada) will provide that the authorized capital of the Ruby Creek (Nevada) will be 500,000,000 shares of common stock with a par value of $0.001 per share. Ruby Creek (BC)'s articles of incorporation presently provide that our authorized capital is unlimited shares of common stock without par value. Accordingly, there will be a change in our authorized capital as a result of the Continuation.

Effective time of the Continuation and Change in Authorized Share Capital

The Continuation will become effective upon:

  approval of the Special Resolutions regarding the Continuation by the stockholders of Ruby Creek at the special meeting or any adjournment thereof;

  the receipt of authorization of the Continuation by the British Columbia Registrar of Companies; and

  the delivery of Articles of Conversion and other constituent documents of the new Nevada corporation to the Nevada Secretary of State in accordance with Nevada Revised Statutes 92A.205.

We anticipate that the Articles of Conversion and constituent documents of the new Nevada corporation will be filed promptly after the special meeting of Ruby Creek stockholders.

The Change in Authorized Share Capital will become effective upon approval of the Special Resolutions regarding the Change in Authorized Share Capital by the stockholders of Ruby Creek at the special meeting or any adjournment thereof.

As stated above, we believe Nevada corporate law does not provide for unlimited authorized share capital. As such, If our shareholders approve the proposed Continuation but do not approve the proposed Change in Authorized Share Capital, we will not be able to complete the Continuation. However, if our shareholders approve the proposed Change in Authorized Share Capital but do not approve the proposed Continuation, we plan to complete the Change in Authorized Share Capital. As more fully set forth herein, we recommend that our shareholders approve both proposals so that we can complete both the Continuation Change in Authorized Share Capital as proposed.

Conditions to the consummation of the Continuation and the Change in Authorized Share Capital

The Board of Directors of Ruby Creek has adopted and approved the Continuation. Therefore, the only conditions required for Ruby Creek to adopt the Continuation and become continued into Nevada are that (i) the stockholders must duly approve the Continuation pursuant to the proposed Special Resolutions; (ii) the British Columbia Registrar of Companies must authorize the Continuation; (iii) the stockholders duly approve the Change in Authorized Share Capital (because we believe that Nevada corporate law does not provide for unlimited authorized share capital) and (iii) the Articles of Conversion and the constituent documents of the new Nevada corporation must be filed with the Nevada Secretary of State.

The Board of Directors of Ruby Creek has adopted and approved the Change in Authorized Share Capital. Therefore, the only condition required for Ruby Creek to adopt the Change in Authorized Share Capital is that the stockholders must duly approve the Change in Authorized Share Capital pursuant to the proposed Special Resolutions.

Exchange of share certificates

No exchange of certificates that, prior to the Continuation, represented shares of Ruby Creek (BC) common stock is required with respect to the Continuation and the transactions contemplated by it. Promptly after the effective time of the Continuation, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuation represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Ruby Creek (BC) stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Ruby Creek Resources Inc., the Nevada company, and the stock certificate representing shares in the British Columbia company shall be cancelled. Until so surrendered and exchanged, each Ruby Creek stock certificate shall represent solely the right to receive shares in the new Nevada company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUATION AND THE CHANGE IN AUTHORIZED SHARE CAPITAL AS DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS (I) APPROVE THE PLAN OF CONVERSION AND THE CONTINUATION AND (II) APPROVE THE CHANGE IN AUTHORIZED SHARE CAPITAL.

In reaching its decision, the Board of Directors reviewed the fairness to Ruby Creek and its stockholders of the proposed Continuation and Change in Authorized Share Capital and considered, without assigning relative weights to, the following factors:

  the belief that the proposed Continuation will gain Ruby Creek access to a larger capital market;

  the belief that there will be minimal United States and Canadian tax consequences of the proposed Continuation;

  the proposed Change in Authorized Share Capital is necessary and appropriate for Ruby Creek to be a Nevada corporation; and

  the stockholders have an opportunity to vote on each of the proposed Continuation and Change in Authorized Share Capital.

Without relying on any single factor listed above more than any other factor, but rather based upon their consideration of all such factors taken as a whole, the Board of Directors have concluded that each of (i) the Continuation proposal and (ii) the Change in Authorized Share Capital Proposal is fair to Ruby Creek and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY/PROSPECTUS.

VOTING AND PROXY INFORMATION

Special meeting

A special meeting of the stockholders of Ruby Creek will be held on January 13, 2009, at 10:00 a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7 (or at any adjournments or postponements thereof) to consider and vote on:

  a proposal to effect the proposed Continuation, which will have the effect of transferring the jurisdiction of incorporation of Ruby Creek from British Columbia to the State of Nevada;

  a proposal to effect the proposed Change in Authorized Share Capital, which will have the effect of changing Ruby Creek's authorized share capital from unlimited common shares without par value to 500,000,000 common shares with a par value of $0.001 per share; and

  any other matters that may properly come before such meeting.

The presence, in person or by proxy, of at least two shareholders representing at least 5% of all shares of common stock outstanding represented by stockholders of record will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

THE BOARD OF DIRECTORS OF RUBY CREEK HAS APPROVED EACH OF (I) THE CONTINUATION AND (II) THE CHANGE IN AUTHORIZED SHARE CAPITAL, AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOUR OF APPROVAL OF THESE PROPOSALS.

Proxy solicitation

The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of Ruby Creek without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed for the related out-of-pocket expenses they incur.

Record date

Only those stockholders of record at the close of business on December 17, 2008, as shown in Ruby Creek Resources Inc.'s records, will be entitled to vote or to grant proxies to vote at the special meeting.

Vote required for approval

Approval of Ruby Creek Resources Inc.'s proposed Special Resolutions require a two-thirds majority of the stockholders present (in person or by proxy) and entitled to vote at a meeting of stockholders at which a quorum is present (in person or by proxy). Abstentions and broker "non-votes" will have the effect of votes against the proposals. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposals. As of December 17, 2008, there were 8,337,001 shares of common stock issued and outstanding. The directors and executive officers of Ruby Creek directly own, in the aggregate, 2,200,001 shares (approximately 26.4%) of the total number of shares of Ruby Creek common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of each of (i) the Continuation and (ii) the Change in Authorized Share Capital.

Proxies instruction

Each Ruby Creek stockholder as of December 17, 2008, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the Special Resolutions by marking his/her proxy card appropriately and executing it in the spaces provided.

Holders of our common stock whose names appear on the stock records of Ruby Creek should return their proxy card to the Company at the following address:

Ruby Creek Resources Inc.
Attn: Corporate Secretary
Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada, V6C 1T2

The proxy card may be returned any time up to and including the last business day that precedes the day of the special meeting or, if the special meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the special meeting on the day of the special meeting or any reconvening thereof, or in any other manner provided by law, in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR (I) THE CONTINUATION AND (II) THE CHANGE IN AUTHORIZED SHARE CAPITAL.

There will be no other matters presented at the special meeting.

Proxy revocation

Holders of Ruby Creek common stock whose names appear on the stock records of Ruby Creek may revoke their proxy card at any time prior to its exercise by:

  giving written notice of such revocation to the Secretary of Ruby Creek Resources Inc.;

  appearing and voting in person at the special meeting; or

  properly completing and executing a later-dated proxy and delivering it to the Secretary at or before the special meeting.

Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Ruby Creek stockholders who hold their Ruby Creek common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

Proxy validity

All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the Ruby Creek Board of Directors. Any such determination will be final and binding. The Ruby Creek Board of Directors will have the right to waive any irregularities or conditions as to the manner of voting. Ruby Creek may accept proxies by any reasonable form of communication so long as Ruby Creek can be reasonably assured that the communication is authorized by the Ruby Creek stockholder.

DISSENTERS' RIGHTS

Section 309 of the British Columbia Business Corporations Act provides that a stockholder of a company which is continuing out of British Columbia may send a notice of dissent to that company in respect of a resolution authorizing the continuation, whether or not the stockholder has the right to vote on the resolution. If the continuation is completed as expected, eligible holders of Ruby Creek (BC) common stock that follow the procedures summarized below will be entitled to dissenters' rights under Division 2 of Part 8 (Sections 237 to 247) of the British Columbia Business Corporations Act.

The following is a discussion of the material provisions of the law pertaining to dissenters' rights under the British Columbia Business Corporations Act as set forth in Division 2 of Part 8, a copy of which is attached hereto as Appendix E. You should read Appendix E in its entirety. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect their dissenters' rights. Failure to properly demand and perfect dissenters' rights in accordance with Sections 237 to 247 of the British Columbia Business Corporations Act will result in the loss of dissenters' rights.

In certain circumstances, a registered stockholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their "fair value." A proposed continuance outside of British Columbia gives rise to a right of dissent.

Eligible Ruby Creek (BC) stockholders who wish to assert dissenters' rights must not waive their right to dissent or vote in favour of the continuation proposal and must follow the steps set forth in the dissenters' notice described below.

The procedure for dissenting and the time limits for doing so are set out in different parts of Division 2 of Part 8.

A stockholder wishing to dissent must start the process by doing three things.

  First, the stockholder must prepare a separate notice of dissent under s. 242:

(1)   for that stockholder, if dissenting on his or her own behalf; and

(2)   for each other person who beneficially owns shares registered in the name of that stockholder and on whose behalf that stockholder is dissenting.

In other words, that stockholder must provide a separate notice of dissent with respect to each beneficial owner of shares in respect of whom that stockholder is dissenting.

  Second, that stockholder must identify in each notice of dissent, in accordance with s. 242(4), the person on whose behalf dissent is being exercised (whether the stockholder or another beneficial owner of the shares).

  Finally, that stockholder must dissent with respect to all of the shares registered in the stockholder's name of which the person identified is the beneficial owner. A beneficial owner of shares (whether or not he or she is also the registered owner of any or all those shares) cannot dissent with respect to only some of those shares.

To make this perfectly clear, s. 238(3) provides that a person who wishes to have dissent exercised with respect to shares beneficially owned by that person must:

(1)   dissent with respect to all the shares, if any, of which he or she is both registered owner and beneficial owner; and

(2)   cause each stockholder who is a registered owner of any other shares beneficially owned by him or her to dissent with respect to all of those shares.

The time limits for giving a notice of dissent are set out in s. 242. The right of a stockholder to dissent on behalf of a beneficial owner of shares, including the registered stockholder himself or herself, terminates and the dissent provisions cease to apply to the stockholder in respect of that beneficial owner if the provisions of s. 242(1) to (4), insofar as they pertain to that beneficial owner, are not complied with.

The stockholder must send written notice of dissent to the company at least two days before the date on which the resolution is to be passed or can be passed, as the case may be.

All notices of dissent must set out the number, and the class and series, if applicable, of the notice shares. The notice shares are the shares in respect of which dissent is being exercised under the notice of dissent.

In addition, the notice of dissent must comply with whichever of the following three alternatives is applicable.

  If the notice shares are all the shares of which the dissenting stockholder is both the registered and beneficial owner and the stockholder is not a beneficial owner of any other shares of the company, a statement to that effect must be in the notice of dissent.

  If the notice shares are all the shares of which the dissenting stockholder is both the registered and beneficial owner, but the stockholder is also the beneficial owner of other shares of the company, the notice of dissent must contain:

(1)   a statement to that effect;

(2)   the names of the registered owners (stockholders) of those other shares;

(3)   the number, and the class and series, if applicable, of those other shares that are held by each of those other registered owners; and

(4)   a statement that notices of dissent are being, or have been, sent in respect of all of those other shares.

  Finally, if the dissenting stockholder is exercising dissent on behalf of some other person who is the beneficial owner of the notice shares, the notice of dissent must contain:

(1)   a statement to that effect;

(2)   the name and address of the beneficial owner; and

(3)   a statement that the stockholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the stockholder's name.

If Ruby Creek (BC) receives a notice of dissent in compliance with s. 242, it must, if it intends to act on the authority of the resolution in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of:

(1)   the date on which the company forms the intention to proceed; and

(2)   the date on which the notice of dissent was received.

If the company has already acted on the authority of the resolution, it must, promptly after receiving the notice of dissent, send a notice to the dissenter. The notice must:

(1)   be dated not earlier than the date on which it is sent;

(2)   state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order; and

(3)   advise the dissenter of the manner in which dissent is to be completed under s. 244.

The next step in the dissent process comes after a dissenter has received a notice of intention to proceed from a company under s. 243.

If the dissenter wishes to proceed with the dissent, the dissenter must send to the company or transfer agent for the notice shares, within one month after the date of the notice of intention to proceed:

(1)   a written statement that the dissenter requires the company to purchase all of the notice shares;

(2)   the certificates, if any, representing the notice shares; and

(3)   if the dissenter is dissenting on behalf of some other person who is the beneficial owner of the notice shares, a written statement that complies with s. 244(2), as summarized below.

The written statement referred to in paragraph (3) above must:

(1)   be signed by the beneficial owner of the notice shares on whose behalf dissent is being exercised; and

(2)   set out whether or not the beneficial owner is the beneficial owner of any other shares of the company and, if so, set out: (i) the names of the registered owners of those other shares; (ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners; and (iii) that dissent is being exercised in respect of all of those other shares.

After the dissenter has complied with such provisions, the dissenter is deemed to have sold the notice shares to the company.

At the same time, the company is deemed to have purchased the notice shares and then must comply with s. 245 whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

A dissenter who has complied with the notice share provisions summarized above (and set forth in s. 244(1) and, if applicable, s. 244(2)), may not vote the notice shares, or exercise or assert any rights of a stockholder in respect of the notice shares, other than under the dissent provisions.

Unless a court orders otherwise, if the dissenter fails to comply with the provisions of s. 244(1) and, if applicable, s. 244(2), in respect of notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and the dissent provisions, other than s. 247, cease to apply to the dissenter with respect to those notice shares. Note that this only refers to the particular notice shares with respect to which there was failure comply by the registered stockholder.

Similarly, unless a court orders otherwise, if a beneficial owner of shares in respect of which dissent is being exercised fails to ensure that every stockholder who is a registered owner of any shares beneficially owned by that beneficial owner complies with s. 244(1) and, if applicable, s. 244(2), the right of all stockholders who are registered owners of shares beneficially owned by that beneficial owner to dissent on behalf of that beneficial owner terminates and, again, the dissent provisions, other than s. 247, cease to apply to all those registered stockholders in respect of the shares that are beneficially owned by that beneficial owner.

The price to be paid for a dissenter's notice shares is their fair value immediately before the passing of the resolution excluding any appreciation or depreciation in anticipation of the resolution, unless exclusion would be inequitable.

The company and dissenters may reach their own agreement or agreements on the payout value or values under s. 245(1).

Once all the dissent procedures have been duly completed, the company and a dissenter may agree on the amount of the payout value of the notice shares. If they do agree, the company must either:

(1)   promptly pay that amount to the dissenter; or

(2)   send a notice to the dissenter advising that the company cannot lawfully pay all the dissenters for their shares because of insolvent circumstances.

Where a dissenter and the company have not agreed on the amount of the payout value, either the dissenter or the company may apply to the court. There seems to be no time limit on when such application may be made.

In such event, the court may:

(1)   determine the payout value of the notice shares of, it would appear, all the dissenters who have not agreed on that value with the company, or order that the payout value of those notice shares be established by arbitration or by reference to the registrar of the court (not the registrar of companies) or a referee of the court;

(2)   join in the application each dissenter, other than a dissenter who has entered into an agreement with the company with respect to the payout value, who has complied with s. 244(1) and, if applicable, s. 244(2); and

(3)   make consequential orders and give directions the court considers appropriate (s. 245(2)).

Promptly after a determination of the payout value for notice shares has been made pursuant to the court application, the company must:

(1)   pay to each dissenter who has complied with s. 244(1) and, if applicable, s. 244(2), in relation to those notice shares, other than a dissenter who has entered into an agreement with the company with respect to the payout value for the notice shares, the payout value applicable to that dissenter's notice shares; or

(2)   if applicable, send a notice to the dissenter that the company cannot lawfully pay dissenters for the shares because of insolvent circumstances.

A company must not make a payment to a dissenter under s. 245 if there are reasonable grounds for believing that the company is insolvent, or that the payment would render the company insolvent . "Insolvent" is defined to mean, in relation to a company, that it is unable to pay its debts as they become due in the ordinary course of its business.

If a dissenter receives a notice under s. 245(1)(b) or (3)(b) to the effect that the company cannot lawfully pay dissenters for their shares because of insolvent circumstances, the dissenter has two choices.

  First, the dissenter may, within 30 days after receipt of that notice from the company, withdraw his or her notice of dissent, in which case the company is deemed to consent to the withdrawal, and the dissent provisions, other than s. 247, cease to apply to the dissenter with respect to those notice shares.

  Alternatively, the dissenter can retain status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of a company but in priority to the stockholders (s. 245(4)(b)). Note that the latter only applies where there is a formal liquidation (under Divisions 3 to 7 of Part 10). Presumably, in a voluntary dissolution under Division 2 of Part 10, the dissenters would be creditors who would have been paid off by the company or with respect to whom adequate provision had been made.

The foregoing summary of the material rights of eligible dissenting stockholders does not purport to be a complete statement of such rights and the procedures to be followed by stockholders desiring to exercise any available dissenters' rights. The preservation and exercise of dissenters' rights require strict adherence to the applicable provisions of British Columbia law.

MATERIAL UNITED STATES INCOME TAX CONSEQUENCES

The following discussion constitutes the opinion of Davis Wright Tremaine LLP, our U.S. special tax counsel, as to the material United States federal income tax consequences of the Continuation to the U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of the common shares of Ruby Creek, the Canadian corporation. Some aspects of this discussion involve transfers between Ruby Creek as a Canadian corporation and Ruby Creek as a Nevada corporation. To avoid confusion where a distinction is necessary, Ruby Creek as a Canadian corporation is referred to as "Ruby Creek Canada" and Ruby Creek as a Nevada Corporation is referred to as "Ruby Creek Nevada."

This discussion does not address all aspects of taxation that may be relevant to particular holders of Ruby Creek shares in light of their personal investment or tax circumstances or to persons who are subject to special tax rules. In particular, this description of United States tax consequences does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons holding shares of our capital stock as part of a hedging or conversion transaction or as part of a "straddle," United States expatriates, holders who acquired their common stock in Ruby Creek Canada pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan and holders who exercise dissenters' rights. We assume in this discussion that you hold our capital stock as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based on current provisions of the Code, United States Treasury Regulations ("Treasury Regulations"), judicial opinions, published positions of the United States Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this proxy statement/prospectus and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not give a detailed discussion of any state, local or non-U.S. federal tax consequences. We urge you to consult your tax advisor about the United States federal tax consequences of acquiring, holding, and disposing of the capital stock of Ruby Creek Canada and Ruby Creek Nevada, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty.

As used in this discussion, the term "U.S. Holder" means a beneficial owner of our capital stock that is for United States federal income tax purposes:

  a citizen or resident of the United States;

  a corporation (including any entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or of any political subdivision of the United States;

  an estate the income of which is taxable in the United States regardless of its source; or

  a trust, the administration of which is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including for this purpose any other entity, either organized within or without the United States, that is treated as a partnership for United States federal income tax purposes) holds shares of our capital stock, the tax treatment of a partner as a beneficial owner of the shares generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships also generally are subject to special United States federal income tax documentation requirements. A beneficial owner of shares of our capital stock who is not a U.S. Holder is referred to below as a "Non-U.S. Holder."

Code Section 368 Reorganization Provisions

The change in our place of incorporation will constitute a reorganization within the meaning of Code Section 368(a)(1)(F), which we refer to as an F Reorganization, if holders of not more than one percent of our shares entitled to vote on the transaction elect to exercise their dissenters' rights. If dissenting shareholders representing more than one percent of the Ruby Creek Canada's shareholders entitled to vote on the Continuation elect to exercise their dissenters' rights, the law is not entirely clear whether the Continuation would qualify as an F Reorganization. We do not anticipate that more than 1 percent of our shareholders will exercise their dissenters' rights.

If the Continuation does not qualify as an F Reorganization, it would qualify as a reorganization under Code Section 368(a)(1)(D), which we refer to as a D Reorganization, unless Ruby Creek Canada is required to use an amount of its assets to satisfy claims of shareholders exercising dissenters' rights that would prevent Ruby Creek Canada from transferring substantially all of its assets to Ruby Creek Nevada. Historically, for ruling purposes, the IRS defines "substantially all" as at least 70% of the fair market value of gross assets and at least 90 percent of the fair market value of net assets of such entity. In determining if Ruby Creek Nevada acquires substantially all of the assets of Ruby Creek Canada, payments of cash by Ruby Creek Canada to shareholders exercising dissenters' rights will not be considered as assets acquired by Ruby Creek Nevada. Ruby Creek Canada will satisfy the IRS "substantially all" test if it is not required to pay to dissenting shareholders more than 30 percent of the fair market value of its gross assets and more than 10 percent of the fair market value of its net assets. Ruby Creek believes it is unlikely that the amount it may be required to pay to dissenting shareholders will prevent it from transferring "substantially all" of its assets to Ruby Creek Nevada within the meaning of IRS ruling guidelines.

Subject to application of the rules of Code Section 367, discussed below under the heading "Effect of Code Section 367" and the rules relating to passive foreign investment companies, discussed below under the heading "Passive Foreign Investment Company Considerations," if holders of not more than one percent of our shares elect to exercise their dissenters' rights, it will result in the following U.S. federal income tax consequences to Ruby Creek Canada stockholders who are U.S. Holders and who do not exercise dissenters' rights:

  The U.S. Holder will not recognize any gain or loss upon the receipt of shares of Ruby Creek Nevada common stock in exchange for the stockholder's Ruby Creek Canada common stock;

  The tax basis of the shares of Ruby Creek Nevada common stock received by the U.S. Holder in the Continuation will be equal to the adjusted tax basis of the shares of Ruby Creek Canada common stock exchanged therefor; and

  The holding period of the shares of Ruby Creek Nevada common stock received by the U.S. Holder in the Continuation will include the holding period of the shares of Ruby Creek Canada common stock exchanged therefor.

Effects of Code Section 367

Code Section 367 applies to certain non-recognition transactions involving non-U.S. corporations. When it applies, Code Section 367 has the effect of imposing income tax on U.S. Holders in connection with transactions that otherwise would not result in the recognition of gain.

A U.S. Holder who owns, directly or by attribution, 10 percent or more of the combined voting power of all classes of stock of Ruby Creek Canada, which we refer to as a 10 percent Shareholder, would be required to recognize as dividend income a proportionate share of Ruby Creek Canada's "all earnings and profits amount" (if any), which we refer to as the All E&P Amount, as determined under Section 1.367(b)-2 of the Treasury Regulations. The Company has not undertaken an analysis of whether or not it has an All E&P Amount.

A U.S. Holder that is not a 10 percent Shareholder would not be required to include in income the All E&P Amount as a result of the Continuation unless the shareholder were to make an affirmative election, which we refer to as a Deemed Dividend Election. Instead, such U.S. Holder must recognize gain, but will not recognize any loss, as a result of the Continuation if the Ruby Creek shares held by the shareholder have a fair market value of $50,000 or more on the date of the exchange and the fair market value of Ruby Creek Nevada stock received in the exchange exceeds the U.S. Holder's tax basis of the shares of Ruby Creek Canada surrendered in the exchange. However, such U.S. Holder can make the Deemed Dividend Election to include in income as a dividend the All E&P Amount (if any) attributable to his or her Ruby Creek Canada shares. If a U.S. Holder were to make such an election, then he or she would not recognize any gain on the exchange. A Deemed Dividend Election can be made only if Ruby Creek gives the U.S. Holder information that provides the All E&P Amount for such holder and the U.S. Holder elects and files certain notices with such holder's federal income tax return for the year in which the exchange occurred. We urge each U.S. Holder to consult with his or her own tax advisor regarding whether to make the Deemed Dividend Election and, if advisable, the appropriate filing requirements with respect to this election.

A U.S. Holder that is not a 10 percent Shareholder and owns shares in Ruby Creek Canada with a fair market value of less than $50,000 on the day of the Continuation is not subject to U.S. income tax as a result of the Continuation.

If a U.S. Holder were required to include in income a portion of the All E&P Amount of Ruby Creek Canada, or to recognize gain, as a result of the Continuation, the adjusted basis of the U.S. Holder in his or her shares of Ruby Creek Nevada would be increased by the amount of such inclusion or gain.

Passive Foreign Investment Company Considerations

In addition to the discussion under the heading "Effects of Code Section 367" above, the Continuation might be a taxable event to U.S. Holders if Ruby Creek Canada is or ever was a passive foreign investment company, or a PFIC, under Section 1297 of the Code.

Generally, a foreign corporation is a PFIC if 75 percent or more of its gross income for a taxable year is passive income or if, on average for such taxable year, 50 percent or more of the value of its assets held by the corporation during a taxable year produce or are held to produce passive income. Passive income includes dividends, interest, rents and royalties, but excludes rents and royalties that are derived in the active conduct of a trade or business and that are received from an unrelated person, as well as interest, dividends, rents and royalties received from a related person that are allocable to income of such related person other than passive income. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that stockholder. Ruby Creek Canada has not undertaken the analysis to determine if it is, or is not, a PFIC. If Ruby Creek Canada is, or ever has been a PFIC, Section 1291(f) of the Code generally would require that, to the extent provided in Treasury Regulations, a U.S. Holder who disposes of Ruby Creek Canada stock must recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations have been promulgated, under which the Continuation would not trigger gain under the PFIC rules if it qualifies as an F Reorganization. If the Continuation were not to qualify as an F reorganization, then, under the Proposed Treasury Regulations, a U.S. Holder generally would be required to recognize gain on the exchange of Ruby Creek Canada shares for Ruby Creek Nevada shares if Ruby Creek Canada were classified as a PFIC at any time during such U.S. Holder's holding period in such stock. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral. Gain would not be recognized, however, if the U.S. Holder had made either a "qualified electing fund" election under Code Section 1295 for the first taxable year in which such U.S. Holder owned Ruby Creek Canada shares or in which Ruby Creek Canada was a PFIC, whichever is later; or a "mark-to-market" election under Code Section 1296. However, we are unable to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Code Section 1291(f) will be adopted.

If a U.S. Holder were to be required to recognize gain under the Continuation as a result of the application of the PFIC rules, the adjusted basis of the U.S. Holder in his or her shares of Ruby Creek Nevada would be increased by the amount of such gain.

Consequences to Non-U.S. Holders

A Non-U.S. Holder will not be subject to U.S. federal income tax on the exchange of shares of Ruby Creek Canada for stock of Ruby Creek Nevada.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

General

In the opinion of Lang Michener LLP, the following summarizes the material Canadian federal income tax consequences of the Continuance under the Income Tax Act (Canada) (the "Canadian Tax Act") applicable to Ruby Creek's Canadian shareholders. The following summary is based on the facts set out in this Proxy Statement/Prospectus and on additional information where indicated.

This summary applies only to shareholders who, for purposes of the Canadian Tax Act and at all relevant times (i) are individuals resident solely in Canada, (ii) hold shares of the Company as capital property, and (iii) deal at arm's length with, and are not affiliated with, the Company. Shareholders who meet all of the foregoing requirements are referred to as "Holder" or "Holders" in this summary, and this summary only applies to such Holders. In addition, this summary does not apply to shareholders who exercise dissent rights, or other shareholders in special circumstances, including those in relation to whom the Company is or will be a "foreign affiliate" within the meaning of the Canadian Tax Act, and all such holders are advised to consult with their own tax advisors with respect to the tax and legal consequences applicable to them. Tax consequences affecting the Company itself are addressed only incidentally in this summary.

This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder and counsel's understanding of the current administrative and assessing policies of the Canada Revenue Agency ("CRA"). This summary takes into account all specific proposals to amend the Canadian Tax Act, the regulations thereto, and the provisions of the Canada-United States Income Tax Convention (the "Treaty") including the 2007 proposed Protocol to amend the same (the "Protocol"), publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (collectively, the "Tax Proposals"), and assumes that all such Tax Proposals will be enacted or promulgated in the manner as so proposed, although no assurance in this regard can be given. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or CRA practice, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction of any description, which may differ significantly from those consequences discussed herein. This summary also assumes that the Continuance will be treated, for purposes of the Treaty and the Protocol, as though the Company had been created under the laws of Nevada but not under the laws of British Columbia, although no tax ruling from the CRA or legal opinion on this point has been sought or obtained.

This summary is not comprehensive of all possible tax consequences, and Holders' tax consequences may vary depending on their particular circumstances. Each Holder is urged to consult with the Holder's own tax and legal advisors with respect to all tax and legal consequences applicable to the Holder's particular circumstances. The discussion below is qualified accordingly, and by reference to all assumptions and provisos summarized or referenced above or below.

Ruby Creek

At the effective time of the Continuance, our understanding is that Ruby Creek will be deemed to be resident in the United Sates, and to no longer be resident in Canada, for Canadian federal income tax purposes. Under the Canadian Tax Act, the change in Ruby Creek's residence from Canada to the United States will cause Ruby Creek's tax year to end immediately before the Continuance, and a new tax year to begin at the time of the Continuance (with consequential effects based on any shortened tax year, not discussed in this summary). In addition:

  Ruby Creek will be deemed to have disposed of all its assets immediately before the Continuance for proceeds of disposition equal to the fair market value of the assets at that time. This deemed disposition may cause Ruby Creek to incur Canadian tax liability on the basis of any resulting deemed capital gains and income; and

  Furthermore, Ruby Creek will be subject to a separate corporate tax imposed by the Canadian Tax Act on corporations ceasing to be resident in Canada. This tax will be imposed on the amount by which the fair market value of all of Ruby Creek's assets immediately before the Continuance exceeds the aggregate of most of its liabilities at that time and the amount of paid-up capital on all of the issued and outstanding shares of Ruby Creek's common stock. Tax on any such amount under the Canadian Tax Act will be imposed at the rate of 25% except that this rate may be reduced in certain circumstances to 5% under the Treaty.

Based on management's review of Ruby Creeks assets, liabilities and paid-up capital, as well as the availability of tax loss carry forwards that will be available to the Company to offset any income resulting from the deemed disposition of Ruby Creek's assets, we understand that management believes that there should not be material income realized or material net tax payable as a result of Ruby Creek's change in residence or the related tax matters referenced above or otherwise applicable, but counsel has not independently verified management's determinations or conclusions, or obtained an officer's certificate in this regard. Management's conclusion is based in part on determinations of factual matters including, for example, the fair market value of Ruby Creek's assets, which has not been determined by a professional third party valuator. Furthermore, facts underlying management's assumptions and conclusions may also change prior to the effective time of the Continuance. No tax ruling from the CRA or legal opinion has been sought or obtained in respect of any of the foregoing, and there can be no assurance that the CRA will agree with the determinations made by the Company.

Due to Ruby Creek's anticipated change in residence upon the Continuance, the Company thereafter should no longer be subject to taxation in Canada on its worldwide income as would a resident of Canada. However, Ruby Creek will then be subject to taxation in Canada in a manner similar to that applicable to other non-resident companies, including where Ruby Creek carries on business through a permanent establishment located in Canada, as that expression is defined in the Treaty. Mineral exploration and mining in Canada could generally fall within these provisions and be subject to Canadian taxation.

Shareholders Resident in Canada

The following portion of this summary applies to Holders (as defined above) who are resident solely in Canada for the purposes of the Canadian Tax Act, and who do not dissent in respect of the Continuance. Such Holders are referred to as "Canadian Shareholders" herein, and this portion of this summary only addresses such Canadian Shareholders.

Canadian Shareholders should not be considered to have disposed of their shares for purposes of the Canadian Tax Act by reason only of the Continuance. Accordingly, the Continuance should not cause these shareholders to realize a capital gain or loss on their shares for purposes of the Canadian Tax Act.

Following the Continuance, any dividends received by a Canadian Shareholder on the shares of Ruby Creek will not be eligible for the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations. To the extent that United States withholding taxes are imposed on dividends paid by Ruby Creek to Canadian Shareholders, shareholders will generally seek to claim a foreign tax credit against their Canadian income tax.

Canadian residents are required under the Canadian Tax Act to report their "foreign property holdings" if the aggregate cost amount of their foreign holdings exceeds CDN$100,000. Following the Continuance, Ruby Creek's shares will constitute foreign property for the purposes of this rule.

COMPARATIVE RIGHTS OF STOCKHOLDERS

After the Continuation, the stockholders of the former British Columbia corporation will become the holders of shares in the capital of a Nevada corporation. Differences between the British Columbia Business Corporations Act and the Nevada Revised Statutes will result in various changes in the rights of stockholders of Ruby Creek. The following is a summary description of the more significant differences. This summary description is qualified by reference to the British Columbia Business Corporations Act (the "BCBCA") and the Nevada Revised Statutes.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
Inspection of Books and Records

Under Nevada law, any person who has been a stockholder of record of any corporation and owns not less than 15% of all of the issued and outstanding shares of the stock of such corporation or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, the books of account and all financial records of the corporation, to make copies of records, and to conduct an audit of such records. The right of stockholders to inspect the corporate records may not be limited in the articles or bylaws of any corporation.

However, these provisions do not apply to any corporation that furnishes to its stockholders a detailed, annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to section 13 or section 15(d) of the Exchange Act.

Under the BCBCA, a shareholder may, if and to the extent permitted by the articles, inspect all the records that a company is required to keep at its records office.

As inspection of accounting records is not permitted by the Ruby Creek (BC) articles, under BCBCA s. 46(3) a shareholder may inspect all records except:

  minutes of meetings of directors or committees of directors (and consent resolutions) and lists of those present at certain meetings referred to in s. 42(1)(l) and (m);

  unless contained in the minutes of a meeting or in a consent resolution, texts of resolutions passed at meetings of directors (or committees of directors) and records of disclosures of interests of directors or senior officers made to the directors under ss. 148 or 153, and disclosure of financial assistance under s. 195(7) (s. 42(1)(n));

  written dissents by directors under s. 154(5) or (8) (s. 42(1)(o)).
For so long as Ruby Creek is in compliance with its Exchange Act filing requirements, there is no requirement that Ruby Creek permit its stockholders to inspect its books and records.
Qualification of Directors

A director must be a natural person who is at least 18 years of age. A company must have at least one director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.

Only an individual who is properly qualified may become or act as a director of a company. Those who are not qualified to become or act as directors (or officers) include people under the age of 18, people found to be incapable of managing their own affairs, undischarged bankrupts and people who have been convicted of an offence concerning the promotion, formation or management of a corporation or an unincorporated business or an offence involving fraud, subject to certain exceptions.

All BCBCA corporations must have at least one director, and "public companies" must have at least three directors. Ruby Creek is a "public company" because it has registered its securities under the Exchange Act.

Nevada law only requires that the corporation have a minimum of one director. Accordingly, upon completion of the Continuation, Ruby Creek (Nevada) could reduce its board to one director only.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
Amendments to the Articles

In order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favour of the amendment. The certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the secretary of state. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

In order to amend its articles, the shareholders of a BCBCA corporation must pass a special resolution approving the amendment. A special resolution may be either two thirds or three quarters of the votes cast on the resolution, as set out in the corporation's articles; the current Ruby Creek (BC) articles require two- thirds for a special resolution.

A right or special right attached to issued shares must not be prejudiced or interfered with unless the consent of the holders of the shares of the particular class or series is obtained. This consent requires a special separate resolution which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

Under the BCBCA, approval is determined based upon those shareholders present at the meeting and entitled to vote on any amendment to the articles of incorporation. While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, as is the requirement in Nevada, due to the fact that the quorum requirement under the BCBCA is only 5% of all outstanding shares. Accordingly, amendments to the articles of Ruby Creek may require significantly more shareholder approval under Nevada law to be approved than under the BCBCA.

Election and Removal of Directors

Directors are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election and any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the issued and outstanding stock entitled to vote at a meeting called for that purpose. The directors may fill vacancies on the board unless the bylaws provide otherwise.

Shareholders of a corporation shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. The BCBCA and the current Ruby Creek articles also allow shareholders to remove any director by special resolution and elect, or appoint by ordinary resolution, a director to fill the resulting vacancy.

The BCBCA imposes a lower threshold for removal of directors than under Nevada law. Nevada law requires approval of the removal of a director by not less than two-thirds of outstanding shares. In contrast, while two-thirds approval is required by the BCBCA, the number of shares required may be significantly less than the requirement in Nevada, due to the fact that the quorum requirement under the BCBCA is only 5% of all outstanding shares.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
Inspection of Stockholders List

Under Nevada law, any person who has been a stockholder of record of any corporation and owns not less than 5% of all of the issued and outstanding shares of the stock of such corporation or has been authorized in writing by the holders of at least 5% of all its issued and outstanding shares, upon at least 5 days' written demand, is entitled to inspect in person or by agent or attorney, during normal business hours, stock ledger describing all the stockholder of the corporation and to make copies of records. The right of stockholders to inspect the corporate records may not be limited in the articles or bylaws of any corporation.

Under the new Bylaws of the new Nevada corporation, the stockholder list will be open to the examination of any stockholder, for any purpose germane to a stockholder meeting, during ordinary business hours, for a period of at least ten days prior to the stockholder meeting.

Under BC law, shareholders may, to the extent allowed by a corporation's articles, inspect a corporation's central securities register, which includes the name and last known address of each person to whom shares have been issued or transferred, the class, and any series, of those shares, and the number of those shares held by each shareholder.

For so long as Ruby Creek is in compliance with its Exchange Act filing requirements, there is no requirement that Ruby Creek permit its stockholders to inspect its books and records.

However, Ruby Creek (Nevada's) Bylaws will permit inspection of its stockholder list as described at left.

Transactions with Officers and Directors

Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified or approved by the holders of a majority of the voting power, (iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

Under BC law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer will not be accountable to the corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by the non-conflicted directors or a special resolution at a meeting of shareholders after the nature and extent of the interest has been disclosed.

Both the BCBCA and Nevada law provide for disclosure and approval by disinterested directors of transactions in which a director has a material interest.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
Limitation on Liability of Directors; Indemnification of Officers and Directors

Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to

BC law provides that a corporation may indemnify a director or officer or a former director or officer of the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individuals conduct was lawful. A corporation may not indemnify a director for a proceeding brought by the corporation or an associated corporation, such as a derivative action.

Both the BCBCA and Nevada law provide for discretionary indemnification of directors.

Subject Matter	Nevada	British Columbia	Discussion of Material Change

Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Voting Rights with respect to extraordinary corporate transactions

Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a special resolution at a duly called meeting.

Under the BCBCA, approval is determined based upon those shareholders present at the meeting and entitled to vote on any amendment to the articles of incorporation. While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, as is the requirement in Nevada, due to the fact that the quorum requirement under the BCBCA is only 5% of all outstanding shares. Accordingly, amendments to the articles of Ruby Creek may require significantly more shareholder approval under Nevada law to be approved than under the BCBCA.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
Stockholders' consent without a meeting

Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions are authorized by written consent, need a meeting of the stockholders be called or notice given.

Any action required or permitted to be taken at a meeting of the stockholders by an ordinary resolution may be taken by a written resolution signed by a special majority of the stockholders entitled to vote on such resolution.

Any action required or permitted to be taken at a meeting of the stockholders by a special resolution may be taken by a written resolution signed by all the shareholders entitled to vote on such resolution.

Nevada law permits shareholder action to be taken by written consent of the majority of a company's shareholders, whereas the BCBCA requires the written consent of (i) a special majority of all the shareholders with respect to ordinary resolutions and (ii) all shareholders with respect to a special resolution. As a public company, it is unlikely that we would seek shareholder approval by written consent in any event given the rules regarding proxy solicitation under the Exchange Act.

Stockholder Meeting Quorum Requirements

Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business.

Ruby Creek (Nevada)'s bylaws will provide that a quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than 5% of the votes eligible to be cast at the meeting.

Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The bylaws of Ruby Creek (BC) provide that a quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than 5% of the votes eligible to be cast at the meeting.

There will not be a change to the quorum requirements for shareholder meetings.
Stockholder Voting Requirements

In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is

Except where the BCBCA or the articles require approval by a special resolution or unanimous resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders.

A right or special right attached to issued shares must not be prejudiced or interfered with unless the consent of the holders of the

The shareholder voting requirements for ordinary matters are the same under Nevada law and the BCBCA, being the majority vote of the shares present and entitled to vote at the shareholders meeting. Under the BCBCA, certain matters, such as amendments to the articles of incorporation or actions that prejudice or interfere with rights attached to shares, require approval by a special resolution, an unanimous resolution, or a special separate resolution.

Subject Matter	Nevada	British Columbia	Discussion of Material Change

present or represented by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

shares of the particular class or series is obtained. This consent requires a special separate resolution which, if passed at a meeting, requires the majority of the votes specified in the articles for a special separate resolution (or, failing which, a separate resolution) of that class or series. If the articles do not specify the majority required, then a majority of two-thirds of the votes cast is required. The special separate resolution is in addition to the resolution authorizing the alterations.

Dividends

A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or, except as otherwise specifically allowed by the articles, the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation is insolvent or the payment of the dividend would render the company insolvent.

The requirements for payment of dividends are similar under both the BCBCA and Nevada law, as each imposes a solvency test which must be met before dividends may be paid.
Anti-Takeover Provisions

Nevada's "Acquisition of Controlling Interest Statute" applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record having a Nevada address recorded in the stock ledger, and that does business directly or through an affiliated corporation in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company's stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror's shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the

		There is no provision under BC law similar to the Nevada Acquisition of Controlling Interest Statute.	To the extent such provisions apply to Ruby Creek now or in the future, our shareholders will gain the protection of anti-takeover provisions if we continue to Nevada.

Subject Matter	Nevada	British Columbia	Discussion of Material Change

transaction subjecting the stockholder to the statute). The Nevada statute also restricts a "business combination" with "interested shareholders", unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A "combination" includes (a) any merger with an "interested stockholder," or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an "interested stockholder," having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the "interested stockholder," having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the "interested stockholder," (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the "interested stockholder," or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation's voting stock. A corporation to which this statute applies may not engage in a "combination" within three years

Subject Matter	Nevada	British Columbia	Discussion of Material Change

after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an "interested stockholder", the combination or the purchase of shares by the "interested stockholder" or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the "combination", except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

Appraisal Rights; Dissenters' Rights

Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favour of authorizing voting rights for the control shares may dissent in and obtain payment of

Under the BCBCA, In certain circumstances, a registered shareholder who disagrees with a proposed corporate action can require the company to purchase his or her shares for their "fair value." The actions giving rise to a right of dissent are as follows:

  an alteration in the articles of a company (or the memorandum of a pre-existing company) by altering the restrictions on the business carried on or to be carried on by the company, or on its powers;

Our shareholders will be provided with less rights of dissent and appraisal than they currently possess under the BCBCA if we complete the Continuation. However, under Nevada law, shareholders will gain rights of dissent and appraisal in the circumstances of the acquisition of a controlling interest by an investor.

Subject Matter	Nevada	British Columbia	Discussion of Material Change
the fair value of his shares. Also, Nevada law does not provide for dissenters' rights in the case of a sale of assets.

  a proposed amalgamation ;

  approval of an arrangement (where permitted);

  a proposed disposition of all or substantially all of its undertaking;

  a proposed continuance outside of British Columbia; or

  in respect of any resolution or court order or arrangement permitting dissent.

Director Residency Requirements	Nevada law does not impose any director residency requirements.	BC law does not impose any director residency requirements.	No material change.

ACCOUNTING TREATMENT

For United States accounting purposes, the Continuation of our company from a British Columbia corporation to a Nevada corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Ruby Creek (Nevada) based on existing carrying values at the date of the exchange. The historical comparative figures of Ruby Creek will be those of Ruby Creek as a British Columbia company.

We currently prepare our financial statements in accordance with the US GAAP and will continue to do so after Continuation.

APPLICATION OF SECURITIES LAWS

Upon the effective date of the Continuation we will continue to be subject to the securities laws of the provinces of Canada as those laws apply to non-Canadian issuers.

We believe that we currently meet the definition of a "foreign private issuer" in the United States under the Exchange Act. After the Continuation, however, we will not longer meet that definition. As a result, our directors, officers and 10% stockholders will be subject to the insider reporting requirements of Section 16(b) of the Exchange Act, and we will be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies but will apply to Ruby Creek upon completion of the Continuation.

We currently prepare our financial statements in accordance with United States Generally Accepted Accounting Principles ("US GAAP"). We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB and we will continue to do so after the Continuation, until we are required to file such reports on Form 10-K and Form 10-Q in accordance with the SEC's compliance date guidelines with respect to the required use of such forms by smaller reporting companies.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on May 3, 2006 under the laws of the Province of British Columbia, Canada.

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. There is no assurance that a commercially viable mineral deposit exists on any of our optioned mineral claims, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the property underlying the optioned mineral claims, and there is no assurance that we will discover one.

We have no revenues, have achieved losses since inception and rely upon the sale of our securities to fund our operations. Our auditors have expressed substantial doubt about our ability to continue as a going concern. We will not generate revenues even if our exploration program indicates that a mineral deposit may exist on our optioned mineral claims. Accordingly, we will be dependent on future additional financing in order to maintain our operations and continue our exploration activities.

Optioned Mineral Properties

We acquired the option to acquire a 100% interest in eight mineral claims (the "More Creek properties") located in the Iskut River region of northern British Columbia, Canada, covering an area of approximately 2,919 hectares pursuant to an option agreement dated July 15, 2006 and amended on August 15, 2006 and further amended on July 9, 2008. Pursuant to this option agreement, we have the exclusive option to earn a 100% interest in and to these eight mineral claims, subject to a 2% net smelter return royalty payable to the optionor, in exchange for making cash payments totalling CDN$100,000 (US$80,906 based on the exchange rate of CDN$1.2360 : US$1.00 on November 28, 2008) to the optionor over a four-year period as follows: CDN$2,500 paid on October 15, 2006; CDN$2,000 paid on April 15, 2008; CDN$1,500 paid on September 30, 2008; CDN$6,500 payable on or before March 1, 2009, CDN$3,000 payable on or before June 30, 2009; CDN$12,000 payable on or before July 31, 2009; CDN$20,000 payable on or before November 30, 2009; and a final payment of CDN$52,500 payable on or before November 30, 2010.

Location and Access to Our Optioned Mineral Claims

Our eight optioned mineral claims are located approximately 20 kilometers west of the Bob Quinn airstrip, which is maintained by the government of British Columbia. The airstrip, in turn, is located approximately 240 miles north of the town of Smithers, British Columbia on BC Highway #37. Access to the claims from the airstrip at Bob Quinn is by way of helicopter. The property consists of forested slopes with a valley floor below. The following figure shows the location of our optioned claims:

134°
132°
130°
59°
58°
57°
56°
King
Nahlin
Taku
River
Thibert
Fault
Salmon
Fault
Dease
Lake
See figure 2AB & 3AB
Tulsequah Chief
Golden Bear
Gnat Lake
COAST
Coast
Telegraph Creek
Mt. Edziza
River
Red-Chris
Stikine
Spectrum
Range
BELT
Schaft Creek
River
Galore Creek
Iskut
Megalineament
37
Snip
Johnny Mtn
Eskay Ck
Wrangell
Kerr
Sulphurets
Granduc
Big Missouri
Silbak-Premier
km
MORE CREEK PROJECT
Stewart
Terrace
Vancouver
BC Locator
N
KEY
Mines and developed prospects
Access roads

RUBY CREEK RESOURCES INC.

More Creek Project, NW BC.

LOCATOR MAP SHOWING ACCESS ROADS, MINES AND DEVELOPED PROSPECTS

Date: 2006 10 07	Figure No.
Drawn by: dorianleslie.com	1
Projection: NAD 83 Zone 9

Our Ownership Interest in Our Optioned Mineral Claims

We acquired an option to earn a 100% interest to each of eight mineral claims. Our option for ownership of these eight mineral claims is subject to a 2.0% net smelter royalty in favour of Carl von Einsiedel, who is the legal owner of these claims. The total area of the eight mineral claims is approximately 2,919 hectares.

Our optioned mineral claims consist of 8 mineral claims located in the Iskut River area of northern British Columbia. The mineral claims have the following legal description:

Claim Name	Tenure Number
nnmt1	504673
nnmt2	504674
nnmt3	504675
nnmt4	504676
nnmt5	504677
nnmt6	504678
n/a	511113
n/a	521300

Each of our optioned mineral claims is in good standing with the Province of British Columbia until July 10, 2009. Mr. von Einsiedel's ownership in these mineral claims will expire on July 10, 2009. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work.

In order to maintain the mineral claims in good standing after July 10, 2009, the Company (on behalf of the claim owner) must complete annual labour or exploration expenditures on the mineral claims and file confirmation of work with the applicable mining recording office of the Province of British Columbia. Currently, exploration work with a minimum value of CDN$11,676 for the property is required before the 10th of every July. If the Company does not complete this minimum amount of exploration work by July 10, 2009, the Company (on behalf of the claim owner) will be required to pay a fee in lieu of exploration work in the amount of CDN$4.00 per hectare, or approximately CDN$11,676 in total, to the Province of British Columbia. If the Company fails to make and file the work expenditures or, alternatively, make the appropriate payments to the Province of British Columbia in lieu of exploration expenditures, Mr. von Einsiedel will lose all interest the mineral claims that are the subject of our option.

Prior Exploration of Our Optioned Mineral Claims

The mineral claims were originally staked by Mr. von Einsiedel on January 24, 2005, April 19, 2005 and October 17, 2005. The property on which our optioned minerals claims are located has never been extensively explored previously. Prior to our optioning the subject claims, a structural assessment was completed and results confirmed that the claims cover a complex series of north and northeast oriented shear zones. Little surface mapping or sampling was previously completed on our optioned mineral claims.

Present Condition and Current State of Exploration

Our optioned mineral claims presently do not have any mineral reserves. The property that is the subject of our mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no plant or equipment located on the property that is the subject of the mineral claim.

Between July 15 and September 30, 2006, we retained Mr. von Einsiedel, a consulting geologist, to complete the initial stages of a work program consisting of Landsat 7 alteration imaging, compilation of all available geological data, preparation of detailed base topographic maps and a site examination to confirm the published technical information. The total cost of the work completed was CDN$10,290 (US$8,325 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008).

We obtained a geological report on our optioned mineral claims prepared by Mr. von Einsiedel, dated October 15, 2006. This report was based on information on the mineral claims included in the public domain, geologic maps, geological survey data and from Mr. von Einsiedel's geological experience in the area. Mr. von Einsiedel's report outlined a recommended phased exploration program on our optioned mineral claims, including a phase one exploration work program consisting of geochemical surveys to determine if there are overburden covered zones of porphyry style copper gold mineralization present within the claim area.

We retained Mr. von Einsiedel to conduct the first phase of the recommended exploration program between June and October 2007. The cost of this exploration program was CDN$17,000 (US$13,754 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008). The phase one work that was carried out involved several helicopter-supported, recon sampling traverses that were made to the More Creek property with the objective of identifying porphyry style copper - gold mineralization. Approximately 60% of the claim area now has at least widely spaced sample coverage. Considering the large size of porphyry type copper gold systems, the recon program completed at More Creek was designed to provide an indication as to whether or not a porphyry system exists on the subject property.

In addition to this phase one work, subsequent to the Company's filing of an Assessment Report with the British Columbia government in early 2008, new historic data was found (by way of an additional literature search) that covered the More Creek property. This data was from a large survey performed in 1990. The reason that it had not been previously found was that the assessment report for this survey was plotted in MapBC, a long distance from the More Creek property. The program was extensive and was covered in two separate assessment reports. The work covered all drainages and included several transects throughout the property. Soil, silt and float samples were collected. This data showed only several weak widespread anomalies which did not indicate the presence of a significant porphyry body. Of note though is that this 1990 survey showed two float samples in the eastern drainage that graded 1900 and 530 ppb gold. These float samples were of quartz carbonate vein within grey sediments.

Mr. von Einsiedel provided the Company a report on this phase one property work on July 2, 2008. This report concluded that the available data, which includes both the 2007 data and some historical sampling data, identified several weakly anomalous sites but did not identify any strongly anomalous sites. Although much of the property is heavily overburden covered, the recon program should have been able to identify any large, near surface mineralized zones present within the areas sampled. The weakly anomalous sample results that were identified, although interesting, are too low to be indicative of "in situ" mineralization. In this report, Mr. von Einsiedel indicated that the origin of the gold bearing float samples within the eastern portion of the property will be a key aspect of any future exploration program. While any exploration team is on the property, it is recommended that the source of the three main areas with gold, copper and/or arsenic anomalies that were identified within the western portion of the property be investigated. An advantage for the next program is that there is now road access to near the southern boundary of the property as the Teck Cominco-Novagold road has been completed to within 1 kilometer of the property (therefore there will be no - or minimal - helicopter usage).

Although no specific definitive results were identified during the 2007 work program, the work itself was not detailed in terms of the entire property. We believe that the historical data that Mr. von Einsiedel discovered indicates a number of interesting and promising mineralization indications. As a result, our board of directors decided to retain our option agreement with respect to the More Creek property and continue with a phase two program as recommended by Mr. von Einsiedel.

On July 10, 2008 we requested that Mr. von Einsiedel prepare a proposal to carry out the planned phase two work. We received the proposal from Mr. von Einsiedel on September 4, 2008, which recommended a program to concentrate on specific high-opportunity areas. To evaluate these areas, Mr. Von Einsiedel recommended that we complete a minimum 10-day field program with at least one geologist and an experienced prospector. He quoted a cost estimate of $21,800 (US$17,638 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008), as follows:
Crew mobilization: Vancouver to Bob Quin Helicopter usage (allow minimum 4 hours) Crew wages Crew accommodation (on site fly camp) Assays (allow 100 samples) Report preparation Total:	CDN$ 2,000.00 CDN4,800.00 CDN9,000.00 CDN2,500.00 CDN2,500.00 CDN1,000.00 CDN$21,800.00

In the event that Mr. Von Einsiedel's personnel are allowed to use the new access road, the costs of the program could be reduced by as much as 25% as this would eliminate the requirement to utilize any helicopter time. If this is the case the estimated cost of the program, including the required cash in lieu payment would be CDN$18,500 (US$14,968 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008).

Mr. von Einsiedel concluded that in the event that the phase two program is able to delineate a target area or areas that exhibit a co-incident geochemical and geophysical response, a next phase program consisting of detailed geochemical surveys and ground geophysical surveys would be warranted in a phase three program. He estimated the cost of this program to be approximately CDN$115,000 (US$93,042 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008), but he did not provide a specific break-down of these costs.

In order to fulfill certain disclosure requirements in Canada, we requested George A. Nicholson, P. Geo., to prepare a technical report with respect to our optioned mineral properties in compliance with National Instrument 43-101 of the Canadian Securities Administrators, Standards of Disclosure for Mineral Projects ("NI 43-101"). Mr. Nicholson's report, dated November 27, 2008, concludes that the geological setting of the More Creek property is prospective for the occurrence of alkalic, porphyry style copper-gold mineralization. He reported that the results of the exploration work and geochemical sampling conducted by Ruby Creek and a previous operator have identified several areas which exhibit elevated copper, gold and/or arsenic levels in soil and/or rock samples that warrant additional exploration. Mr. Nicholson's technical report identifies the highest priority areas as "Copper Anomaly No. 2" located in the south central part of the More Creek property and "Gold Anomaly No. 2" located in the east central part of the More Creek property.

Mr. Nicholson's technical report recommends the same initial follow-up (phase two) exploration work program as set forth in Mr. Einsiedel's report as described above at the same estimated cost of CDN$21,800.

Contingent on the results of such initial follow-up exploration work, the Mr. Nicholson's technical report recommends follow-up exploration work (phase three) at an estimated cost of CDN$87,000 (US$70,388 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008), which is less than Mr. Einsiedel's estimated cost for phase three follow-up exploration work of CDN$115,000. Mr. Nicholson's report provides the following estimated cost break down for such follow-up work:

Crew mobilization: Vancouver to Bob Quinn Helicopter usage (allow minimum 10 hours) Crew wages Crew accommodation (on site fly camp) Assays (allow 500 samples) Report preparation Total:	CDN$4,000 CDN$12,000 CDN$36,000 CDN$12,500 CDN$12,500 CDN$10,000 CDN$87,000

Because of early winter weather in the More Creek area, the phase two program will not be able to be carried out until the second quarter of 2009. We intend to raise additional financing with which to carry out this program.

DESCRIPTION OF PROPERTIES

Our executive offices are located at Suite 400, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2. There is no formal lease and the facilities are available to us on a month to month basis.

Our optioned mineral properties are described above under "Description of Business".

LEGAL PROCEEDINGS

We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered into against any of our directors or officers in their capacity as such.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our optioned mineral claims:

  We intend to proceed with phase two of a recommended exploration program. At present we estimate that a phase two program would cost approximately CDN$18,500 to CDN$21,800 (US$14,968 to US$17,638 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008). We plan to complete phase two in May 2009.

  Upon completion of phase two, our Board of Directors will make a determination whether to proceed with the third phase of the recommended work program, which is currently estimated to cost approximately CDN$87,000 to CDN$115,000 (US$70,388 to US$93,042 based on the exchange rate of US$1.00 : CDN$1.2360 on November 28, 2008).

  We anticipate spending approximately $20,000 for management and consulting services and $60,000 in ongoing general and administrative expenses per month for the next twelve months. Our general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual prospect lease fees, management fees and general office expenses.

As such, we estimate that our total expenditures over the next twelve months will be approximately $95,000 to $98,000. This estimate does not take into account estimated expenditures with respect to phase three of our exploration program, as this phase is contingent on the results of phase two and on our receipt of sufficient financing. If we were to complete phase two and three during the next twelve months, our total estimated expenditures for that period would be approximately $165,000 to $190,000.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral claims in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  our ability to raise additional funding;

  the market price for copper and gold;

  the results of our proposed exploration programs on the mineral property; and

  our ability to find joint venture partners for the development of our property interests.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated in their report for our most recent fiscal year end that there exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Financial Condition

At August 31, 2008, we had cash of $76,192 and working capital of $34,302. Accordingly, we have insufficient funds to enable us to complete the second phase of our exploration program (at an estimated cost of $15,000 to $18,000) and satisfy our on-going general and administrative expenses over the next twelve months (estimated at $80,000). During the twelve-month period following the date hereof, we anticipate that we will not generate any revenues. As such, we will be required to obtain additional financing in order to complete our planned operations over the next twelve months plus the costs of phase three of our exploration program (at an estimated cost of $70,000 to 93,000) and any additional exploration of our optioned mineral claims to determine whether any mineral deposit exists on these claims.

We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We are in the process of raising funds through a private placement offering of our shares of common stock. However, there can be no assurance that we will complete the private placement or that the funds raised will be sufficient for us to pay our expenses beyond the next twelve months. In the absence of such financing, we will not be able to continue exploration of any future mineral claims and our business plan will fail. Even if we are successful in obtaining equity financing to fund an exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of any mineral claims we may acquire. If we do not continue to obtain additional financing, we will be forced to abandon any future mineral claims that we may acquire and our plan of operations.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete further exploration programs. We have not undertaken any efforts to locate a joint venture partner; however, if we enter into a joint venture arrangement, we will assign a percentage of our interest in our mineral claims to the joint venture partner.

Results of Operations

Our general and administrative expenses for our fiscal years ended August 31, 2008 and August 31, 2007, and for the period since our inception on May 3, 2006 to August 31, 2008, are summarized below:
	Year Ended August 31, 2008	Year Ended August 31, 2007	For the Period from Inception (May 3, 2006) to August 31, 2008
	(Audited)	(Audited)	(Audited)
Expenses
Management services	$ 13,945	$ 37,854	$ 53,299
Mineral property costs	1,505	19,909	30,414
Office and general	8,511	8,291	18,471
Professional fees	72,250	64,414	144,191
Shareholder relations	1,500	1,216	2,716

Net loss before other items	(97,711)	(131,684)	(249,091)

Interest income	737	4,187	4,924

Net loss	(96,974)	(127,497)	(244,167)

Results of Operations for the Years Ended August 31, 2008 and 2007

Revenues

We had no operating revenues since our inception (May 3, 2006) to August 31, 2008. We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

Our expenses in the year ended August 31, 2008 decreased to $97,711 from $131,684 in the year ended August 31, 2007, primarily as a result of decrease in management services costs and mineral property exploration costs. Our largest expenses during these periods consisted of the following:

  Management Services: Our management services costs were $13,945 during the year ended August 31, 2008 as compared to $37,854 during the year ended August 31, 2007.

  Mineral Property Costs: In the year ended August 31, 2008, we incurred mineral property costs of $1,505, compared to mineral property costs of $19,909 during the year ended August 31, 2007, as a result of our conducting our complete phase one exploration work during the year ended August 31, 2007. We expense our mineral property costs as they are incurred.

  Professional Fees: In the year ended August 31, 2008, we incurred professional fees of $72,250, compared to professional fees of $64,414 during the year ended August 31, 2007.

Net Loss

Our net loss for the year ended August 31, 2008 was $96,974, compared to $127,497 for the year ended August 31, 2007.

Liquidity and Capital Resources

We had cash of $76,192 and working capital of $34,302 at August 31, 2008.

We estimate that our total expenditures over the next twelve months will be approximately $95,000 to $98,000, as outlined above under the heading "Plan of Operations". This estimate does not take into account estimated expenditures with respect to phase three of our exploration program, as this phase is contingent on the results of phase two as well as our receipt of sufficient financing. If we were to complete phase three during the next twelve months, our total estimated expenditures for the next twelve months would be approximately $165,000 to $190,000.

At the present time, we have insufficient cash to proceed with phase two of our recommended work program while paying our ongoing general expenses, and we will be required to obtain additional financing to proceed with phase two and phase three of the recommended work program, as these expenditures will exceed our current cash reserves.

Cash Used in Operating Activities

Cash used in operating activities was $60,919 during the year ended August 31, 2008, as compared to $119,933 during the year ended August 31, 2007. Cash used in operating activities from our inception on May 3, 2006 to August 31, 2008 was $198,899.

Cash Used in Investing Activities

Cash used in investing activities was $4,177 during the year ended August 31, 2008 (interest in mineral properties) and $932 for the year ended August 31, 2007 (purchase of equipment).

Cash from Financing Activities

We have funded our business to date primarily from sales of our common stock. From our inception on May 3, 2006 to August 31, 2008, we raised a total of approximately $280,200 from private offerings of our securities. During the year ended August 31, 2008, no net cash was provided by financing activities from sale of our securities (as compared to $5,000 from the sale of securities during year ended August 31, 2007). This cash was provided from the receipt of funds with respect to subscriptions for shares of our common stock.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the prospect lease and our venture will fail.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report on our audited financial statements for the year ended August 31, 2008 that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Mineral Property Costs

The Company has been in the exploration stage since its formation on May 3, 2006 and has not realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral resources.

Pursuant to EITF 04-2, the Company classifies its mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs. Generally accepted accounting principles require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property. To date the Company has not established any proven or probable reserves.

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of August 31, 2008, any potential costs related to the retirement of the Company's mineral property interests have not yet been determined.

Foreign Currency Translation

The Company's financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes," as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and, second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified balance sheet as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was adopted by the Company on September 1, 2007.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

In January 2008, Staff Accounting Bulletin ("SAB") 110, "Share-Based Payment" was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, "Share-Based Payment". The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, and will be adopted by the Company beginning in the first quarter of fiscal 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS No. 162"). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the NASD OTC Bulletin Board under the symbol "RBYCF" since January 2007. The following table sets forth the high and low bid price per share of our common stock for the periods indicated. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Quarter Ended	High	Low
August 31, 2008	$0.20	$0.20
May 31, 2008	$0.20	$0.20
February 29, 2008	$0.20	$0.20
November 30, 2007	$0.30	$0.25
August 31, 2007	$0.20	$0.15
May 31, 2007	$0.20	$0.15
Feb 28, 2007	$0.25	$0.10

We had 42 registered shareholders of record as of December 17, 2008.

Penny Stock Rule

Our shares will have to comply with the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that has to comply with the penny stock rules. As our shares will likely have to comply with such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

Recent Sales of Unregistered Securities

We have undertaken no recent sales of unregistered securities.

Dividends

There are no restrictions in our Articles that prevent us from declaring dividends. The Business Corporations Act (British Columbia) provides that a corporation may declare or pay a dividend unless there are reasonable grounds to believe that the corporation is insolvent or the payment of the dividend would render the corporation insolvent.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The Company's present officers and directors are as follows.

Name of Director	Age	Positions
Brian Roberts	64	President, Chief Executive Officer, Principal Executive Officer and a director
Ian Foreman	41	Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director
Wayne Waters	69	Director

The following sets forth certain information concerning our officers and directors:

Brian Roberts is our President, Chief Executive Officer, Principal Executive Officer and a director and is a member of our Audit Committee. In addition to Ruby Creek, Mr. Roberts is the President of his own consulting firm, B. Roberts and Associates. Mr. Roberts is also the Vice President of Bio-2, Inc., a biotechnology firm. In addition, Mr. Roberts serves as the director of numerous non-reporting companies. Mr. Roberts has held these positions continuously over the course of the last five years. Mr. Roberts is a 1978 graduate of the University of Alberta, Bachelor of Commerce program.

Ian Foreman is our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director and is a member of our Audit Committee.  In addition to his position with Ruby Creek, since January 2005, Mr. Foreman has served as the President and is a director of Yale Resources, a mineral exploration company.  From August 2003 until December 2004, Mr. Foreman was the Vice President, Exploration of Arcturus Ventures Inc., a mineral exploration company.  He was a director of Arcturus until November of 2007.  From April 1998 until January 2003, Mr. Foreman served as the Chief Geologist for Andean American Mining Corp., a mineral exploration company.  Yale Resources, Arcturus Ventures Inc. and Andean American Mining Corp. are all incorporated in British Columbia and listed on the TSX Venture Exchange.

Wayne Waters is a director of the company and is a member of our Audit Committee. Mr. Waters started his career in the resource sector in 1955 and since that time has worked in various capacities at several resource companies. During the past five years, Mr. Waters has served as a consultant to numerous companies in the resource sector. In addition, since March 2003, Mr. Waters has served as a director of Nemi Northern Energy & Mining Inc., which is incorporated in Alberta and is listed on the Toronto Stock Exchange. Mr. Waters also currently serves as a director of Running Fox Resources Corp., which is incorporated in British Columbia and is listed on the TSX Venture Exchange. During the last five years, Mr. Waters served as a director of Delta Exploration Inc., which is incorporated in British Columbia and is listed on the TSX Venture Exchange, although he no longer serves in that capacity.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until they resign or are removed from the board in accordance with our Articles of Incorporation. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

Other than our executive officers listed above, we do not have any significant employees.

Family Relationships

There are no family relationships among our directors or executive officers.

Committees of the Board of Directors

We presently have an Audit Committee comprised of Brian Roberts, Ian Foreman and Wayne Waters. We presently do not have a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

Our Board of Directors has determined that at present there is no audit committee financial expert serving on the Audit Committee. The Company is in the exploration stage and has limited financial resources and plans to add an audit committee financial expert to the Audit Committee as the Company's operations ramp up and financial resources permit.

Code of Ethics

To date our Board of Directors has not adopted a code of ethics applicable to its principal executive officer, its principal financial officer, its principal accounting officer or controller, or persons performing similar functions. We have not done so due to our limited operating history to date. Our Board of Directors intends to consider and adopt a code of ethics in the near future.

Involvement in Certain Legal Proceedings

Except as otherwise described herein, none of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended August 31, 2008 all such filing requirements applicable to our officers and directors were complied with.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth the compensation paid to our executive officers during the following fiscal years:

Summary Compensation Table

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Brian Roberts President(1)	2008	6,973	Nil	Nil	Nil	Nil	Nil	Nil	6,973
	2007	19,832	Nil	Nil	Nil	Nil	Nil	Nil	19,832
	2006	1,500	Nil	Nil	Nil	Nil	Nil	Nil	1,500
Ian Foreman, CFO(2)	2008	Nil	Nil	Nil	Nil	Nil	Nil	1,505(3)	1,505(3)
	2007	Nil	Nil	Nil	Nil	Nil	Nil	1,379(3)	1,379(3)
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Mr. Roberts was appointed President and CEO of our Company in May 2006.

(2) Mr. Foreman was appointed CFO of our Company in September 2006.

(3) Our company paid $1,505 during the year ended August 31, 2008 and $1,379 during the year ended August 31, 2007 to Foremost Geological Consulting, of which Ian Foreman is the principal, as payment for certain geological consulting work rendered by that entity. Mr. Foreman has not received any compensation for serving as an executive officer of our company.

Outstanding Equity Awards

We do not have any form of stock option or equity incentive plan. As such, there were no outstanding equity awards at the end of our fiscal year ended August 31, 2008.

Compensation of Directors

Our directors do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. They are, however, reimbursed for any out-of-pocket expenses they may incur in connection with our business. The following table shows, in tabular format, that no compensation was paid to our directors during our last fiscal year:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Brian Roberts	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Ian Foreman	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Wayne Waters	Nil	Nil	Nil	Nil	Nil	Nil	Nil

RELATED PARTY TRANSACTIONS

Except as described below, none of the following parties has, in the last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

    any of our directors or officers;

    any person proposed as a nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Brian Roberts

On August 22, 2006, Brian Roberts, our President, Chief Executive Officer, Principal Executive Officer and a director, acquired 1,500,000 shares of our common stock at a price of $0.01 per share, for a total purchase price of $15,000. Mr. Roberts is the owner of 1,500,001 of our shares of common stock, because he acquired one share of our common stock upon our incorporation on May 3, 2006.

Mr. Roberts provided management services and office premises to the Company during the years ended August 31, 2008 and 2007. As a result, during the year ended August 31, 2008, management services of $6,973 (2007 - $19,832 and rent of $4,687 (2007 - 4,375) were recorded.

As at August 31, 2008, the Company was indebted to Mr. Roberts for $113 (2007 - $113.). The amount due is non-interest bearing, unsecured and due on demand.

Ian Foreman

On August 31, 2006, Ian Foreman, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director, acquired 300,000 shares of our common stock at a price of $0.05 per share. Mr. Foreman paid a total purchase price of $15,000 for these shares.

We paid $1,505 during the year ended August 31, 2008 and $1,379 during the year ended August 31, 2007 to Foremost Geological Consulting, of which Ian Foreman is the principal, as payment for certain geological consulting work rendered by that entity.

Sean McGrath

On August 31, 2006, Sean McGrath, a former director who resigned in March 2007, acquired 400,000 shares of our common stock at a price of $0.05 per share. Mr. McGrath paid a total purchase price of $20,000 for these shares.

Wayne Waters

On August 31, 2006, Wayne Waters, a director, acquired 400,000 shares of our common stock at a price of $0.05 per share. Mr. Waters paid a total purchase price of $20,000 for these shares.

Ron Shenton

On August 31, 2006, Ron Shenton acquired 1,500,000 shares of our common stock at a price of $0.01 per share. Mr. Shenton paid a total purchase price of $15,000 for these shares.

During the year ended August 31, 2008, the Company incurred $6,973 (2007 - $17,867) in management fees to Mr. Shenton, our office manager.

Shannon May

On August 31, 2006, Shannon May acquired 1,500,000 shares of our common stock at a price of $0.01 per share. Ms. May paid a total purchase price of $15,000 for these shares.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of December 17, 2008 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) by all of our directors and executive officers as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at our executive office address.
Name and address of beneficial owner	Amount and nature of Beneficial Owner(1)	Percentage of Class(2)
Directors and Officers:
Brian Roberts	1,500,001	18.0%
Ian Foreman	300,000	3.6%
Wayne Waters	400,000	4.8%
All officers and directors as a group (three individuals)	2,200,001	26.4%
5% Shareholders:
Shannon May	1,520,000(3)	18.2%
Ron Shenton	1,500,000	18.0%

(1)   Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)   Based on 8,337,001 shares of our common stock issued and outstanding as of December 17, 2008.

(3)   Includes 20,000 shares owned by Shayne May, husband of Shannon May.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles, the operation of which may at any subsequent date result in a change in control of the Company.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists an unlimited number of shares of common stock, without par value. As of the date hereof, there were 8,337,001 shares of our common stock issued and outstanding held by 42 shareholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Subject to special rights and restrictions attached to the shares of any class or series of shares, at least two holders of our common stock representing five percent (5%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. A vote by the holders of a two-thirds majority of votes cast is required to effectuate certain special business, which consists of (i) all business at a meeting of shareholders that is not an annual general meeting except for business relating to the conduct of or voting at the meeting and (ii) all business at an annual general meeting except for certain matters as set forth in our Articles.

Subject to any preferential rights of any outstanding series of preferred stock created by our Board of Directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefor. See "Dividend Policy" below.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date hereof, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date hereof, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date hereof, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

EXPERTS

The financial statements for Ruby Creek as at and for the years ended August 31, 2008 and 2007, included in this proxy statement/prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, independent registered public accountants, as set forth in their report, and are included herein in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

Carl von Einsiedel, P. Geo., prepared a report entitled "Technical Report on the More Creek Area Claims - Stikine Arch, North-Western B.C." dated October 15, 2006 and a subsequent letter report dated July 2, 2008 regarding Phase I work on the More Creek Area Claims.

George A. Nicholson, P. Geo., prepared a report entitled "Review of Technical Information and Proposed Exploration Program for the More Creek Copper Gold Project", dated November 27, 2008.

LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Ruby Creek by Lang Michener LLP, of Vancouver, British Columbia, Canada. Material income tax consequences of the Continuance will be passed upon for Ruby Creek in Canada by Lang Michener LLP, and in the United States by Davis Wright Tremaine LLP of Seattle, Washington, the Company's U.S. special tax counsel.

AVAILABLE INFORMATION

Ruby Creek has been and is currently subject to the informational requirements of the Exchange Act. In accordance with those requirements, we file, and after the conversion will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site. This proxy statement/prospectus does not contain all the information set forth in that registration statement and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The Registration Statement and any subsequent amendments, including exhibits filed as a part of the Registration Statement, are available for inspection and copying as set forth above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this proxy statement/prospectus may include "forward-looking statements". This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," or "should" or the negative thereof or other variations thereon or comparable terminology. This proxy statement/prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under "Business", as well as in this proxy statement/prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and elsewhere in this proxy statement/ prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Not applicable.

FINANCIAL STATEMENTS

The following financial statements of Ruby Creek listed below are included with this prospectus/ proxy statement. These financial statements have been prepared on the basis of the US GAAP and are expressed in U.S. dollars.

  Audited Financial Statements for the Year Ended August 31, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Ruby Creek Resources Inc.

We have audited the accompanying balance sheets of Ruby Creek Resources Inc. (an exploration stage company) as of August 31, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for the years ended August 31, 2008 and 2007 and the period from May 3, 2006 (inception) through August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Ruby Creek Resources Inc. as of August 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended August 31, 2008 and 2007 and the period from May 3, 2006 (inception) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DMCL"

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
November 5, 2008

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Balance Sheets

	August 31, 2008 $	August 31, 2007 $

ASSETS

Current Assets
Cash (Note 2)	76,192	141,288
GST receivable	4,813	6,824

	81,005	148,112

Equipment, net of depreciation of $378 (2007: $140)	554	792
Interest in mineral properties (Note 3)	4,177	-

	85,736	148,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable and accrued liabilities	46,590	12,784
Due to related parties (Note 4)	113	113

	46,703	12,897

Stockholders' Equity

Common stock, unlimited number of shares authorized, no par value 8,337,001 (2007 - 8,337,001) shares issued and outstanding (Note 5)	280,200	280,200

Donated capital (Note 4)	3,000	3,000

Deficit accumulated during the exploration stage	(244,167)	(147,193)

	39,033	136,007

	85,736	148,904

Going Concern (Note 1)

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Operations

	For the Year Ended August 31, 2008 $	For the Year Ended August 31, 2007 $	For the Period from May 3, 2006 (Inception) to August 31, 2008 $

Expenses
Management services (Note 4)	13,945	37,854	53,299
Mineral property exploration costs (Note 3)	1,505	19,909	30,414
Office and general (Note 4)	8,511	8,291	18,471
Professional fees	72,250	64,414	144,191
Shareholder relations	1,500	1,216	2,716

Total expenses	97,711	131,684	249,091

Loss before other items	(97,711)	(131,684)	(249,091)

Interest income	737	4,187	4,924

Net loss	(96,974)	(127,497)	(244,167)

Net loss per share - basic and diluted	(0.01)	(0.02)

Weighted average number of common shares outstanding - basic and diluted	8,337,001	8,337,001

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
From May 3, 2006 (Date of Inception) to August 31, 2008

				Deficit
				Accumulated
			Common	During the
	Common Stock		Stock	Exploration	Donated
	Shares	Amount	Subscriptions	Stage	Capital	Total
		$	$	$	$	$

Balance - May 3, 2006 (Date of Inception)	1	-	-	-	-	-

Issuance of common shares for cash at $0.01 per share	4,500,000	45,000	-	-	-	45,000

Issuance of common shares for cash at $0.05 per share	2,970,000	148,500	-	-	-	148,500

Issuance of common shares for cash at $0.10 per share	867,000	86,700	(5,000)	-	-	81,700

Donated rent and management services	-	-	-	-	3,000	3,000

Net loss	-	-	-	(19,696)	-	(19,696)

Balance - August 31, 2006	8,337,001	280,200	(5,000)	(19,696)	3,000	258,504

Cash received for stock subscription	-	-	5,000	-	-	5,000

Net loss	-	-	-	(127,497)	-	(127,497)

Balance - August 31, 2007	8,337,001	280,200	-	(147,193)	3,000	136,007

Net loss	-	-	-	(96,974)	-	(96,974)

Balance - August 31, 2008	8,337,001	280,200	-	(244,167)	3,000	39,033

The accompanying notes are an integral part of these financial statements.

Ruby Creek Resources Inc.
(An Exploration Stage Company)
Statements of Cash Flows

	For the Year Ended August 31, 2008 $	For the Year Ended August 31, 2007 $	For the Period from May 3, 2006 (Inception) to August 31, 2008 $

Cash flows from operating activities:

Net loss	(96,974)	(127,497)	(244,167)

Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	238	140	378
Donated rent	-	-	1,500
Donated services	-	-	1,500

Net changes in non-cash working capital items:
GST receivable	2,011	(6,766)	(4,813)
Prepaid expenses	-	10,000	-
Accounts payable and accrued liabilities	33,806	4,190	46,590
Due to related parties	-	-	113

Net cash flows used in operating activities	(60,919)	(119,933)	(198,899)

Cash flows from investing activities
Purchase of equipment	-	(932)	(932)
Interest in Mineral Properties	(4,177)	-	(4,177)

Net cash flows used in investing activities	(4,177)	(932)	(5,109)

Cash flows from financing activities
Share subscriptions received	-	5,000	280,200

Net cash flows from financing activities	-	5,000	280,200

Net increase (decrease) in cash and cash equivalents	(65,096)	(115,865)	76,192

Cash - beginning	141,288	257,153	-

Cash - ending	76,192	141,288	76,192

Supplemental disclosure with respect to cash flows:

Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

1.     Nature of Business

Ruby Creek Resources Inc. (the "Company") was incorporated in the Province of British Columbia on May 3, 2006. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company's principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its mineral property contains mineral reserves that are economically recoverable.

The Company received approval on its Form SB-2 Registration Statement with the United States Securities and Exchange Commission to register 2,737,000 shares of common stock at $0.10 per share for resale by existing stockholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

The Company filed a Form S-4 on August 20, 2008 with the proposed plan of action to be a continuation of the Company from British Columbia, Canada to Nevada, USA. Such a move will allow the Company to qualify as a US domestic issuer. The S-4 filing is subject to SEC review and approval.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company is in the exploration stage and has not generated revenues since inception. The Company has incurred significant losses to date and further losses are anticipated raising substantial doubt about the ability of the Company to continue operating as a going concern. The continuation of the Company as a going concern is dependent upon the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves on its resource properties and ultimately on the attainment of future profitable operations. The Company is currently negotiating with three shareholders and new investors on private equity and/or convertible debt financing which would provide sufficient working capital to finance the company's operations for the next twelve months. As at August 31, 2008, the Company has accumulated losses of $244,167 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year-end is August 31.

b)     Equipment

Equipment is recorded at cost and amortization is calculated at the annual rate of 30% on a declining balance, which is intended to amortize the cost over the estimated useful life of the assets.

c)     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)     Basic and Diluted Net Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

2.     Summary of Significant Accounting Policies (continued)

e)     Cash and Cash Equivalents

Cash and cash equivalents consists of cash in bank and highly liquid investments which are readily convertible into cash with maturities of three months or less when purchased.

f)     Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2008, the Company has no items that are included in comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)     Mineral Property Costs

The Company has been in the exploration stage since its formation on May 3, 2006 and has not realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral resources.

Pursuant to EITF 04-2, the Company classifies its mineral rights as tangible assets and accordingly acquisition costs are capitalized as mineral property costs. Generally accepted accounting principles require that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company is to estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Mineral exploration costs are expensed as incurred until commercially mineable deposits are determined to exist within a particular property. To date the Company has not established any proven or probable reserves.

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-term tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of August 31, 2008, any potential costs related to the retirement of the Company's mineral property interests have not yet been determined.

h)     Financial Instruments

Financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The fair value of the Company's rights to purchase net smelter return royalties (refer to Note 3) is not determinable at the current stage of the Company's exploration program. Accordingly, no value has been assigned by management.

Currently, the Company has no hedging instruments and does not use derivative instruments to reduce its exposure to foreign currency risk.

i)     Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

j)     Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes," as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

2.     Summary of Significant Accounting Policies (continued)

j)     Income Taxes (continued)

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and, second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified balance sheet as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was adopted by the Company on September 1, 2007.

k)     Foreign Currency Translation

These financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

l)     Stock-Based Compensation

The Company has adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), "Share-Based Payment", which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact, if any, SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

In January 2008, Staff Accounting Bulletin ("SAB") 110, "Share-Based Payment" was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, "Share-Based Payment". The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

2.     Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, and will be adopted by the Company beginning in the first quarter of fiscal 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS No. 162"). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect there to be any significant impact of adopting SFAS 162 on its financial position, cash flows and results of operations.

3.     Mineral Properties

Pursuant to an agreement dated July 15, 2006, as amended on July 9, 2008, the Company has acquired an option to earn a 100% interest in the Moore Creek Property (the "Property") located in the Iskut River region, British Columbia, Canada in exchange for cash payments totalling CDN$100,000 over 4 years, payable as follows:

(a)        $2,500 on October 15, 2006 (paid);

(b)        $2,000 on April 15, 2008 (paid);

(c)        $1,500 on September 30, 2008 (paid subsequently);

(d)        $6,500 on March 1, 2009;

(e)        $3,000 on June 30, 2009;

(f)        $12,000 on July 31, 2009;

(g)        $20,000 on November 30, 2009; and

(h)        $52,500 on November 30, 2010.

The Property is subject to a 2% net smelter return royalty ("NSR") of which 1% can be repurchased at any time by the vendor for $1,000,000. The Property is comprised of 8 mineral claims covering a total of 2,919 hectares and as of the date of these financial statements title is held in the name of the vendor. Title will be transferred to the Company upon receipt of all of the cash payments, as described above.

During the year ended August 31, 2008 the Company expensed $1,505 (2007 - $19,909) in exploration costs.

4.     Related Party Transactions

At August 31, 2008, the Company owed a director $113 (2007 - $113). These funds are unsecured, do not bear interest and have no fixed terms of repayment.

The President, another director and a company with a director in common with the Company provided management and geological services and office premises to the Company. As a result, during the year ended August 31, 2008, management services of $6,973, geological services of $1,505 and rent of $4,687 were recorded. In addition, management services of $6,973 were provided by a significant shareholder.

All related party transactions are in the normal course of business and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

5.     Common Stock

a)     On May 3, 2006, the Company issued 1 common share at a price of $0.01 upon incorporation.

b)     On August 22, 2006, the Company issued 4,500,000 shares of common stock at a price of $0.01 per share for proceeds of $45,000 pursuant to subscription agreements with a director of the Company and two other individuals.

c)     On August 31, 2006, the Company issued 2,970,000 shares of common stock at a price of $0.05 per share for proceeds of $148,500.

d)     On August 31, 2006, the Company issued 867,000 shares of common stock at a price of $0.10 per share for proceeds of $86,700.

6.     Income Taxes

The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate to income before income taxes. The difference results from the following items:

	2008	2007
Net loss before income taxes	$(96,974)	$(127,497)
Statutory tax rate	31%	34.1%

Expected tax expense (recovery)	(30,062)	(43,476)
Unrecognized items for tax purposes	540	6,837
Increase in valuation allowance	29,522	36,639

Income tax provision	$-	$-

As of August 31, 2008, the Company has net operating loss carry-forwards amounting to approximately $212,000 which may be available to reduce future year's taxable income. These carry-forwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from this deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

The Company's tax-effected deferred income tax assets are estimated as follows:

	2008	2007
Potential future income tax assets
Non-capital losses available	$ 65,716	$ 39,814
Equipment	289	318
Interest in mineral properties	10,723	9,858
Other capital pools	430	473
Less: valuation allowance	(77,158)	(50,463)

Net deferred income tax asset	$ -	$ -

The company has uncertain tax positions for which the possible liability for penalties and interest is not currently reliably estimable by management.  Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

As the company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability.

Inherent uncertainties arise over tax positions taken, or expected to be taken, with respect to transfer pricing, financing charges, fees, related party transactions, tax credits, tax based incentives and stock based transactions. Management has not recognized any tax benefits related to these uncertainties.

Disclosure concerning certain carry-forward tax pools, temporary and permanent timing differences in tax basis versus reported amounts may be impacted by assessing practices and tax code regulations when income tax returns are filed up to date. As a 100% valuation allowance has been provided against deferred tax assets reported in these financial statements, there would be no significant net impact to the current and deferred income tax disclosures or reconciliations reported.

APPENDIX A
Part I

Form of Special Resolutions - Continuation

The following special resolutions, if approved a special majority of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Ruby Creek to complete the Continuation of Ruby Creek out of British Columbia and the Continuation of Ruby Creek into Nevada (the "Continuation").

RUBY CREEK RESOURCES INC.
(the "Company")

Special Resolutions of the Stockholders of the Company entitled to vote in person or by proxy at a Special Meeting of the Stockholders of the Company

WHEREAS the Company proposes to transfer out of British Columbia under the jurisdiction of the British Columbia Business Corporations Act, Chapter 57, Section 308, and continue into Nevada (the "Continuation") under the jurisdiction of the Nevada Revised Statues;

RESOLVED, as Special Resolutions, that:

  the Plan of Conversion providing for the Continuation of the Company out of British Columbia and into Nevada under the Nevada Revised Statutes is hereby approved;

  the Company approve and, upon the Continuation, adopt the Articles of Conversion (the "Articles of Conversion") in the form approved by the directors of the Company, the Articles of Conversion to come into effect upon filing of such Articles of Conversion with the Nevada Secretary of State;

  the Company approve and, upon the Continuation, adopt the bylaws (the "Nevada Bylaws") in the form approved by the directors of the Company, the Nevada Bylaws to come into effect upon filing of the Articles of Conversion and the Bylaws with the Nevada Secretary of State;

  the Company be and hereby is authorized to file the Articles of Conversion with the Nevada Secretary of State as required by the Nevada Revised Statutes to give effect to the proposed transfer of the Company out of British Columbia; and be and is further authorized to make such applications to, and filings with, the British Columbia Registrar of Companies as required by the British Columbia Business Corporations Act for approval of the proposed Continuation of the Company into Nevada;

  simultaneously with the effectiveness of the Continuation, the Company's British Columbia Notice of Articles, Articles and Bylaws be cancelled and thereby substituted by the Articles of Conversion and Nevada Bylaws;

  the directors of the Company be hereby authorized, in their discretion, to abandon or amend the application for Continuation of the Company without further approval of the stockholders; and

  the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.

APPENDIX A
Part II

Form of Special Resolutions - Change in Authorized Share Capital

The following special resolutions, if approved a special majority of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Ruby Creek to change its authorized share capital from unlimited shares of common stock without par value to 500,000,000 shares of common stock with a par value of $0.001 per share (the "Change in Authorized Share Capital").

RUBY CREEK RESOURCES INC.
(the "Company")

Special Resolutions of the Stockholders of the Company entitled to vote in person or by proxy at a Special Meeting of the Stockholders of the Company

WHEREAS the Company proposes to change its authorized share capital from unlimited shares of common stock without par value to 500,000,000 shares of common stock with a par value of $0.001 per share;

RESOLVED, as Special Resolutions, that:

  the change in the Company's authorized share capital from unlimited shares of common stock without par value to 500,000,000 shares of common stock with a par value of $0.001 per share is hereby approved;

  the directors of the Company be hereby authorized, in their discretion, to abandon the Change in Authorized Share Capital without further approval of the stockholders; and

  the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.

APPENDIX B

PLAN OF CONVERSION
OF
RUBY CREEK RESOURCES INC.
(A British Columbia Corporation)
INTO
RUBY CREEK RESOURCES INC.
(A Nevada Corporation)

Ruby Creek Resources Inc., a British Columbia corporation (the "Constituent Entity"), hereby adopts the following Plan of Conversion:

1.          The name of the Constituent Entity is: Ruby Creek Resources Inc.

2.          The name of the resulting entity (the "Resulting Entity") is: Ruby Creek Resources Inc.

3.          The jurisdiction of the law that governs the Constituent Entity is the Province of British Columbia (Canada). The jurisdiction of the law that will govern the Resulting Entity is the State of Nevada.

4.          As soon as is practicable following approval of this Plan of Conversion by the stockholders of the Constituent Entity and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the "Conversion") to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes and, if required, the execution and filing of the Articles of Conversion with the Registrar of Companies of British Columbia. The date of filing the Articles of Conversion with the Nevada Secretary of State will be the effective date of the Conversion (the "Conversion Date").

5.          As of the Conversion Date:

(a)          The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)          The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the British Columbia Business Corporations Act and the Nevada Revised Statutes be vested in the Resulting Entity without reservation or impairment.

(c)          The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties.

(d)          Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)          Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)          Once the Conversion is completed, the holders of shares of common stock of the Constituent Entity instead will own one common share with a par value of $0.001 per share of the Resulting Entity for each share of common stock held immediately prior to the Conversion.

(g)          The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not, as a result of the change in legal jurisdiction, change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)          Brian Roberts, Ian Foreman and Wayne Waters will be elected to the board of directors of the Resulting Entity effective as of the Conversion Date. As of the Conversion Date, the election, duties, resignation and removal of the Constituent Entity directors and officers shall be governed by the Nevada Revised Statues, the Articles of Conversion and the Bylaws of the Resulting Entity.

6.          The full text of the Articles of Conversion and Bylaws of the Resulting Entity are attached hereto as Schedule A and Schedule B, respectively, and each is incorporated herein by this reference.

7.          The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in Section 92A.105 of the Nevada Revised Statutes.

APPENDIX C

Form of Articles of Conversion

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205 Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Articles of Conversion (Pursuant to NRS 92A.205)
1.	Name and jurisdiction of organization of constituent entity and resulting entity:
Ruby Creek Resources Inc.
Name of constituent entity
	British Columbia, Canada	Corporation
	Jurisdiction	Entity type *
and,
Ruby Creek Resources Inc.
Name of resulting entity
	Nevada	Corporation
	Jurisdiction	Entity type *
2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
3.	Location of plan of conversion: (check one)
	☐	The entire plan of conversion is attached to these articles.
	☒	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
	☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.
This form must be accompanied by appropriate fees.	Nevada Secretary of State Form AM Conversion page 1 2007 Revised on: 01/01/07

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Conversion (PURSUANT TO NRS 92A.205 Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):
	Attn:	________________________________________

	c/o:	________________________________________
________________________________________
________________________________________
5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:
_______________________________________________________________________________
6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no manager; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Ruby Creek Resources Inc.
Name of constituent entity

	X	_______________________	______________________
	Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.

Filing Fee $350.00
This form must be accompanied by appropriate fees.			Nevada Secretary of State Form AM Conversion page 1 2007 Revised on: 01/01/07

APPENDIX D

Form of Bylaws of Ruby Creek Resources Inc., a Nevada Corporation

BYLAWS

Bylaws for the regulation, except as otherwise

provided by statute or its Articles of Incorporation

of

RUBY CREEK RESOURCES INC.,

a Nevada corporation

ARTICLE I. OFFICES.

Section 1.           PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be fixed and located at Suite 400, 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2. The Board of Directors (hereinafter the "Board") is granted full power and authority to change said principal executive office from one location to another within or without the State of Nevada. Any such change shall be noted in the Bylaws opposite this Section or this Section may be amended to state the new location.

Section 2.           OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board at any place or places.

ARTICLE II. STOCKHOLDERS.

Section 1.           PLACE OF MEETINGS. Meetings of stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Nevada which may be designated by the Board.

Section 2.           ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

Section 3.           SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board or the President. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4.           NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice must be signed by the President, or any Vice-President, Secretary or any Assistant Secretary. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Notice of a stockholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States' mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

Section 5.           NOTICE OF BUSINESS. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board, or (b) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. For business to be properly brought before a meeting by such a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than thirty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than forty days' notice of the date of the meeting is given by the corporation, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, and in the event that such business includes a proposal to amend either the Articles of Incorporation or the Bylaws of the corporation, the language of the proposed amendment, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of stock of the corporation which are owned by such stockholder, and (d) any material personal interest of such stockholder in such business. If notice has not been given pursuant to this Section, the Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting.

Section 6.           NOTICE OF BOARD CANDIDATE. At any meeting of stockholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board, or (c) by a stockholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section. To properly nominate a candidate, a stockholder shall give timely notice of such nomination in writing to the Secretary of the corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than thirty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than forty days' notice of the date of the meeting is given by the corporation, notice of such nomination to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the corporation which are owned by the person, and (iv) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder and (ii) the class and number of shares of stock of the corporation owned by such stockholder. The corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election by the stockholders as a director at any meeting unless nominated in accordance with this Section.

Section 7.           QUORUM AND ADJOURNMENT. The quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting, except as otherwise provided by applicable law or by the Articles of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented. any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

Section 8.           VOTING. In all matters except the election of Directors, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be viva voce or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Notwithstanding the foregoing, at all elections of Directors of the corporation, each stockholder shall be entitled to as many votes as shall be equal to the number of such stockholder shares of capital stock entitled to vote multiplied by the number of Directors to be elected, and such stockholder, in his, her, or its sole discretion, may cast all or such votes for a single Director or may cast such votes among several Directors.

Section 9.           RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful actions. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

Section 10.         CONSENT OF ABSENTEES; WAIVER OF NOTICE. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though a meeting had been duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.

Section 11.         PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting; provided, however, that no proxy shall be valid after expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

Section 12.         JUDGES OF ELECTION. The Board may appoint a Judge or Judges of Election for any meeting of stockholders. Such Judges shall decide upon the qualification of the voters and report the number of shares represented at the meeting and entitled to vote, shall conduct the voting and accept the votes and when the voting is completed shall ascertain and report the number of shares voted respectively for and against each position upon which a vote is taken by ballot. The Judges need not be stockholders, and any officer of the corporation may be a Judge on any position other than a vote for or against a proposal in which such person shall have a material interest.

Section 13.         STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III. DIRECTORS.

Section 1.           POWERS. Subject to the limitations of the Articles of Incorporation or these Bylaws or the Nevada Revised Statutes, Chapter 78, relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to management or other persons provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a)         To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws and fix their compensation.

(b)         To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

(c)         To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and such certificates from time to time as in their judgment they may deem best.

(d)         To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e)         To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 2.           NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be fixed from time to time by resolution adopted by the Board.

Section 3.           ELECTION AND TERM OF OFFICE. Directors shall be elected at the annual meeting of stockholders and each director shall hold office until his successor is elected and qualified or until his death, retirement, earlier resignation or removal.

Section 4.           VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. Vacancies in the Board may be filled by the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the stockholders.

Section 5.           PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place designated from time to time by the Board. In the absence of such designation. regular meetings shall be held at the principal executive office of the corporation.

Section 6.           REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such dates, times and places as the Board may establish from time to time. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7.           SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President or the Secretary or by any two (2) directors.

Special meetings of the Board shall be held upon four (4) days' written notice or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.           QUORUM. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 9.           PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 10.         WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed, and wherever held, are as valid as though a meeting had been duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.         ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.         FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13.         ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board or committee thereof may be taken without a meeting if all members of the Board or committee shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board or committee and shall be filed with the minutes of the proceedings of the Board or committee.

Section 14.         COMMITTEES. The Board may appoint one (l) or more committees, each consisting of two (2) or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(i)         The approval of any action for which the Nevada Revised Statutes, Chapter 78, also requires stockholders approval or approval of the outstanding shares;

(ii)        The filling of vacancies on the Board or in any committee;

(iii)       The fixing of compensation of the directors for serving on the Board or on any committee;

(iv)        The amendment or repeal of Bylaws or the adoption of new Bylaws:

(v)         The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(vi)        The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the whole board of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which the proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Section 15.         RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all the books, records and documents of every kind and to inspect physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 16.         ADVISORY DIRECTORS. The Board of Directors may appoint such additional advisory directors (by whatever name designated) to advise the Board on such matters and in such fashion as the Board may from time to time request. Such advisory directors shall be entitled to notice of, and to attend, regular and special meetings of the Board, but shall not be entitled to vote at such meetings and may be appointed or removed at the pleasure of the Board. Such advisory directors shall not be deemed to be regular members of the Board of Directors or employees of the corporation for any purpose whatsoever.

ARTICLE IV. OFFICERS.

Section 1.           OFFICERS. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Controller, and a Treasurer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Financial Officers, and such other officers as may be elected or appointed in accordance with the provisions of Section 2 of this Article.

Section 2.           APPOINTMENT OF OFFICERS. The officers of the corporation shall be appointed by the Board of Directors. Each of these officers shall hold office for such period and shall have such authority and perform such duties as are prescribed by these Bylaws or determined from time to time by the Board of Directors.

Section 3.           REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.           VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 5.           CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board and shall have such other powers and duties as may from time to time be assigned by the Board.

Section 6.           CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the control of the Board, the committees of the Board and the Chairman of the Board, is the general manager of the corporation. The Chief Executive Officer shall have supervising authority over and may exercise general executive power concerning the supervision, direction and control of the business and officers of the corporation, with the authority from time to time to delegate to the President and other officers such executive powers and duties as the Chief Executive Officer may deem advisable. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and the stockholders.

Section 7.           PRESIDENT. The President is the chief operating officer of the corporation and, subject to the control of the Board, the committees of the Board, the Chairman of the Board and the Chief Executive Officer, has supervisory authority over and may exercise general executive powers concerning the operations, business and subordinate officers of the corporation, with the authority from time to time to delegate to other officers such executive powers and duties as the President may deem advisable. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of President of a corporation and such other powers and duties as may be prescribed by the Board.

Section 8.           VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 9.           SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, and the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office a share register, or a duplicate share register, showing the name of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 10.         CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

The Financial Officer or Officers, who are subordinate to the Chief Financial Officer, if any, shall, in the absence or disability of the Chief Financial Officer, or at his request, perform his duties and exercise his powers and authority, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.         CONTROLLER. The Controller shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares. The Controller is responsible for the formulation of the corporation's accounting policies, procedures and practices, and the preparation of the corporation's financial reports. The Controller shall establish and administer a plan for the financial control of the corporation and compare performance with that plan. The Controller shall have such other powers and duties as the Board of Directors may from time to time prescribe.

Section 12.         TREASURER. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer, the President and directors, whenever they request it. an account of all transaction as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V. STOCK.

Section 1.           FORM OF STOCK CERTIFICATE. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice President, and by the Chief Financial Officer or a subordinate Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares owned in the corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 78.195 of Nevada Revised Statutes, Chapter 78, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.           TRANSFERS OF STOCK. Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.           LOST, STOLEN OR DESTROYED CERTIFICATES. The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the lost, stolen or destroyed certificate.

Section 4.           REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock of the corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

ARTICLE VI. OTHER PROVISIONS.

Section 1.           ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Chief Financial Officer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 2.           REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman, the Chief Executive Officer, the President, any Vice President, Secretary or any other officer or officers authorized by the Board or the Chairman are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 3.           SEAL. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the corporation by any authorized officer or officers shall be as effectual and binding on the corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the corporation and to attest the affixing by signature.

Section 4.           FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board.

Section 5.           DIVIDENDS. Dividends on the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall determine to be in the best interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII. INDEMNIFICATION

Section 1.           RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada as the same exist or may hereafter be amended (but in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said laws permitted the corporation to provide prior to such amendment) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Nevada Revised Statutes, Chapter 78, so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. In no event shall anything herein contained be so construed as to permit the Board to authorize payment of, or the corporation to pay, any amounts for any purpose where the director or officer was engaged in any action or activity known to him or her while so engaged to be unlawful, nor any action or activity constituting wilful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties and obligations to the corporation and the stockholders. The rights set forth herein shall not be exclusive of other right to which any director or officer may be entitled as a matter of law. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2.           RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defence to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defence to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 3.           NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.           INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

Section 5.           EXPENSES AS A WITNESS. To the extent that any director, officer. employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 6.           INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers. employees and agents as the Board may designate, such indemnity agreements to provide in substance that the corporation will indemnify such persons to the full extent contemplated by this Article.

Section 7.           EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the corporation shall not adversely affect any right or protection of a director or other of the corporation existing at the time of the amendment. repeal or modification.

ARTICLE VII. AMENDMENTS.

These Bylaws may be altered, amended, or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for the purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Nevada, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present. amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

END OF DOCUMENT.

APPENDIX E

Division 2 of Part 8 (ss. 237 to 247) of the BC Business Corporations Act SBC 2002, c.57

Definitions and application

237  (1) In this Division:

"dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"payout value" means,

(a)   in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)   in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)   in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)   the court orders otherwise, or

(b)   in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238  (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a)   under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)   under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)   under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)   in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)   under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f)   under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)   in respect of any other resolution, if dissent is authorized by the resolution;

(h)   in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a)   prepare a separate notice of dissent under section 242 for

(i)   the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii)  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b)   identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)   dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)   dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)   cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239  (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)   provide to the company a separate waiver for

(i)   the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii)  each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b)   identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)   the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)   any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240  (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)   a copy of the proposed resolution, and

(b)   a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)   a copy of the proposed resolution, and

(b)   a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)   a copy of the resolution,

(b)   a statement advising of the right to send a notice of dissent, and

(c)   if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241  If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)   a copy of the entered order, and

(b)   a statement advising of the right to send a notice of dissent.

Notice of dissent

242  (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a)   if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)   if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)   if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)   the date on which the shareholder learns that the resolution was passed, and

(ii)  the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)   on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)   if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)   within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)   if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)   if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)   if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)   the names of the registered owners of those other shares,

(ii)  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)   if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)   the name and address of the beneficial owner, and

(ii)  a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243  (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a)   if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)   the date on which the company forms the intention to proceed, and

(ii)  the date on which the notice of dissent was received, or

(b)   if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a)   be dated not earlier than the date on which the notice is sent,

(b)   state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)   advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244  (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)   a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)   the certificates, if any, representing the notice shares, and

(c)   if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a)   be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)   set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)   the names of the registered owners of those other shares,

(ii)  the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a)   the dissenter is deemed to have sold to the company the notice shares, and

(b)   the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245  (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)   promptly pay that amount to the dissenter, or

(b)   if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)   determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)   join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)   make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)   pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)   if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)   the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)   if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)   the company is insolvent, or

(b)   the payment would render the company insolvent.

Loss of right to dissent

246  The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)   the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)   the resolution in respect of which the notice of dissent was sent does not pass;

(c)   the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)   the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)   the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)   a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)   with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)   the notice of dissent is withdrawn with the written consent of the company;

(i)   the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247  If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)   the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)   the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)   the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

FORM OF PROXY

PROXY

RUBY CREEK RESOURCES INC.

SPECIAL MEETING OF STOCKHOLDERS

January 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF RUBY CREEK RESOURCES INC.

The undersigned, revoking all prior proxies, hereby appoint(s) Brian Roberts, with full power of substitution, as proxy holder to represent and vote, as designated herein, all shares of stock of Ruby Creek Resources Inc, a British Columbia corporation (the "Corporation"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Corporation to be held at the offices of Lang Michener LLP, legal counsel to the Corporation, at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7 on January 13, 2008 at 10: a.m., local time, and any adjournment thereof (the "Meeting"):
		For	Against	Abstain
1.	To approve, by Special Resolution, the change of the jurisdiction of incorporation of Ruby Creek Resources Inc. from British Columbia to Nevada under the Nevada Revised Statutes.	☐	☐	☐
2.	To approve, by Special Resolution, the change of the Corporation's authorized share capital from unlimited shares without par value to 500,000,000 shares with a par value of $0.001 per share.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is executed and returned to the Company but no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Corporation, or shall vote in person at the Meeting.

PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
__________________________________________ (Signature) (Date)	__________________________________________ (Signature) (Date)

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

INSTRUCTIONS FOR COMPLETION OF PROXY
1.	This Proxy is solicited by the Management of the Corporation.

2.

This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

4.	A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the resolutions may do the following:

(a)

appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown). Where no choice is specified by a Registered Stockholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy;

OR
(b)

appoint another proxyholder, who need not be a Registered Stockholder of the Corporation, to vote according to the Registered Stockholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Stockholder has submitted an Instrument of Proxy, the Registered Stockholder may still attend the Meeting and may vote in person. To do so, the Registered Stockholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at by Ruby Creek Resources Inc. no later than the time of the Meeting or adjournment thereof. The mailing address is mailing address is:

RUBY CREEK RESOURCES INC. Attn: Brian Roberts, President & Chief Executive Officer Suite 400, 409 Granville Street Vancouver, British Columbia, Canada, V6C 1T2